UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)
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2023

Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2023

COMPASS DIVERSIFIED

Letter from Our Chairman of the Board
April 12, 2023
Compass Diversified Holdings
Compass Group Diversified Holdings LLC
Notice of Annual Meeting of Shareholders
A Message from the Chair of our Board
Dear Fellow Shareholders:
Thank you for your support of Compass Diversified. The company had another record-breaking year, with Adjusted EBITDA increasing by 20% versus the prior year period and Adjusted Earnings increasing by 17% versus the prior year. During 2022, we continued to execute our mission, which is to create enduring value by: partnering with middle-market businesses with superior long-term prospects; backing world-class management teams as they accelerate marketplace success; managing financial risk in a responsible way; and cultivating an environment where people can achieve their potential. We established our core values of Integrity, Passion, Accountability, Collaboration and Humility in order to create a “people-first” organization that can stand firmly behind our mission.
Our outstanding performance in 2022 can be attributed to our partnership with leading middle-market businesses with superior long-term growth prospects, as our current subsidiaries continued to outperform their competitors and deliver differentiated products and services.
We again relied upon our world-class management teams, as our subsidiaries grew their businesses against a backdrop of supply chain disruptions, inventory destocking trends, deteriorating macro-economic conditions and other headwinds.
During the year, we also published our environmental, social and governance (ESG) framework, formalized our ESG policy and memorialized the key elements in our corporate citizenship statement, all of which can be found at www.compassdiversified.com/esg/. This groundwork supports our belief that ESG factors should be viewed as potential long-term drivers of value and will be utilized as we continue to integrate ESG in our acquisition decisions, as well as the management of our subsidiaries. We are hopeful that the ESG initiatives we have established to support the health and well-being of our organization’s employees will further cultivate an environment where our people can achieve their potential.
We believe we are heading into 2023 with our branded consumer and niche industrial subsidiaries poised to seize growth opportunities and position us well for the eventual return of economic stability. We will continue to invest in our subsidiaries for long-term growth and success, while managing risk in a responsible way.
Finally, on behalf of the board and our entire organization, I would like to take this opportunity to express our sincere gratitude to Sally McCoy for her service as a director over the past six years. We wish Sally much continued success in her personal and professional endeavors.

Thank you again for your support as an investor. We cordially invite you to participate in Compass Diversified’s 2023 Annual Meeting of Shareholders, which will be held on Thursday, May 25, 2023, at 12:00 p.m. Eastern Daylight Time. Please note that this year's Annual Meeting will be held virtually, which means that you will be able to register and vote online by visiting www.virtualshareholdermeeting.com/CODI2023.
Sincerely,

Larry L. Enterline
Board Chair

Notice of Annual Meeting of Shareholders

THURSDAY May 25, 2023 12:00 P.M. ET	Virtual Meeting With live audio webcast	virtualshareholdermeeting.com/CODI2023

Compass Diversified Holdings’ 2023 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Thursday, May 25, 2023 at 12:00 p.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/CODI2023.
The Annual Meeting is being held for the following purposes:
1	to elect eight (8) directors named in the Proxy Statement to serve for a one-year term expiring at the 2024 Annual Meeting of Shareholders;
2	to approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officer(s) as disclosed in the Proxy Statement (“Say-on-Pay Vote”);
3	to conduct an advisory vote on whether the shareholder advisory vote on executive compensation should occur every one, two or three years (“Frequency of Say-on-Pay Vote”);
4
to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2023; and

5	to transact such other matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR ALL the director nominees to be elected, FOR the resolution approving, on a non-binding and advisory basis, the Say-on-Pay Vote, for 1 YEAR for the Frequency of Say-on-Pay Vote, and FOR the ratification of the independent auditor.
Shareholders of record at the close of business on March 28, 2023 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournment(s) or postponement(s) thereof. The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection for the 10 days prior to the Annual Meeting at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880. In addition, the list of shareholders will also be available during the Annual Meeting through the meeting website for those shareholders who choose to attend. The notice of annual meeting, Proxy Statement and proxy are first being mailed or provided to shareholders on or about April 12, 2023.
There will not be a traditional in-person meeting. To be sure that your shares are properly represented at the meeting, whether or not you electronically attend, please submit your vote by telephone or online or, if you received paper copies of the Proxy Materials, promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 11:59 p.m., Eastern Time, on May 24, 2023.
Please read carefully the sections in the Proxy Statement on attending via live audio webcast and voting at the Annual Meeting to ensure that you comply with these requirements.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting. We are pleased to save costs and help protect the environment by using the Notice and Access method of delivery. Instead of receiving paper copies of our Proxy Materials in the mail, many shareholders will receive a Notice of Internet Availability of Proxy Materials which provides an internet website address where shareholders can access electronic copies of Proxy Materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the Proxy Materials and proxy card. Our 2023 Proxy Statement and Annual Report for the year ended December 31, 2022 are available free of charge at www.proxyvote.com. We encourage you to access and review such materials before voting.
By order of the board of directors.
Sincerely,
Carrie W. Ryan General Counsel & Secretary

Notice for Annual Meeting of Shareholders
1	PROPOSAL 1: Election of Directors
2	Our Board
11	Board of Directors, Executive Officers and Committees
19	Corporate Governance
20	Certain Relationships and Related Party Transactions
24	Director Compensation
26	PROPOSAL 2: Advisory Vote Regarding Executive Compensation
27	Our Pay
28	PROPOSAL 3: Frequency of Advisory Vote Regarding Executive Compensation
30	Compensation Discussion and Analysis
38	Pay Versus Performance
42	Compensation Committee Report
43	PROPOSAL 4: Ratification of Appointment of Independent Auditor
44	Our Auditors
46	Audit Committee Report
47	Our Shareholders
47	Share Ownership of Directors, Executive Officers and Principal Shareholders
49	Shareholder Proposals for the 2024 Annual Meeting of Shareholders
49	United States Securities and Exchange Commission Reports
49	Other Matters
50	Delivery of Documents to Shareholders Sharing an Address
51	Information Regarding Annual Meeting
51	Purpose of Meeting
51	Attending and Voting at the Annual Meeting
52	Appointment of Proxy
53	Approval of Proposals and Solicitation
Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the Trust, owns its businesses through Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the Company. Except where the context indicates otherwise, “we,” “us,” and “our” refer to the Company and the Trust. References to “shareholders” refer to shareholders of the Trust. This Proxy Statement and the accompanying materials contain “forward-looking” statements regarding the Company and the Trust within the meaning of the applicable securities laws and regulations. Forward-looking statements generally are identified by words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. These risks and uncertainties include, but are not limited to, the factors and risks detailed in our filings with the Securities and Exchange Commission, including the sections entitled “Statement Regarding Forward-Looking Disclosure” and “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on our forward-looking statements and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

1 COMPASS DIVERSIFIED

Our Board
Board Composition
Our business and affairs are managed under the direction of our Board. We currently have nine directors. As previously disclosed, on March 23 2023, Ms. Sarah G. McCoy, a current director, notified us of her intention to not stand for re-election at the 2023 Annual Meeting, at which time her term as a director will expire. On March 24, 2023, the Board nominated Ms. Nancy B. Mahon to fill the newly created vacancy resulting from Ms. McCoy’s departure, with Ms. Mahon to serve as a director effective upon her election and qualification at the 2023 Annual Meeting. Our Board has the ability to decrease or increase its size to no less than five or up to thirteen directors, respectively. Pursuant to the Company’s Sixth Amended and Restated Operating Agreement dated as of August 3, 2021, as amended by the First Amendment dated as of February 11, 2022, which we refer to herein as the “LLC Agreement”, the Company’s Allocation Member has the right to appoint director(s) to the Board based on overall Board size and any such appointed directors are not required to stand for election by our shareholders. For our 2023 Annual Meeting, eight directors, seven of whom are independent, have been nominated for election by our shareholders and Mr. Sabo, our Chief Executive Officer, is currently serving as a director appointed by the Allocation Member.
Our Board was historically divided into three classes serving staggered three-year terms. As part of a continued emphasis on strong corporate governance practices, in February of 2022, the Board approved an amendment to the LLC Agreement to declassify the Board immediately prior to the 2022 Annual Meeting of Shareholders. Therefore, at each year’s Annual Meeting, each director (other than any director appointed by the Allocation Member of the Company) will be elected for a term of office to expire at the next annual meeting following his or her election.
Director Independence
Our stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CODI.” Under the rules of the NYSE, independent directors must comprise a majority of our Board. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries. In determining independence of a member of the compensation committee, the following factors must be considered pursuant to Rule 10C-1: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the issuer to such director and (ii) whether the director is affiliated with the issuer, a subsidiary of the issuer or an affiliate of a subsidiary of the issuer
Pursuant to our governing documents, our Board will always consist of at least a majority of independent directors and all directors serving on our standing committees will also be independent. Our Board has evaluated information requested from and provided by each director and director nominee concerning his or her background, employment, and affiliations, including family relationships, and reviewed the materiality of any relationship that each of our directors has with the Trust or the Company, either directly or indirectly. Based on this review, the Board has determined that the following directors and director nominees are “independent directors” as defined by the NYSE: Messrs. Bhathal, Bottiglieri, Burns, Edwards and Enterline, and Mses. Mahon, McCoy (who is not standing for re-election) and Ms. Shaffer. Our Board has also determined that those directors who serve on our audit committee, compensation committee and nominating and corporate governance committee, as well as Ms. Mahon, the director nominee who is expected to serve on our nominating and corporate governance committee if elected by our shareholders, satisfy the independence standards for those committees established by the rules of the NYSE and the applicable SEC rules.
2023 PROXY STATEMENT 2

Election of Directors
Eight directors will be elected at the Annual Meeting and each will serve for a one-year term that expires at our 2024 Annual Meeting of Shareholders. Each of Mr. Alexander S. Bhathal, Mr. James J. Bottiglieri, Mr. Gordon M. Burns, Mr. C. Sean Day, Mr. Larry L. Enterline, Mr. Harold S. Edwards, Ms. Nancy B. Mahon, and Ms. Teri R. Shaffer was nominated by the Board for election by our shareholders upon the recommendation of the Board’s nominating and corporate governance committee. Proxies cannot be voted for a greater number of persons than the number of nominees named.
3 COMPASS DIVERSIFIED

Board Diversity Metrics
Our nominating and corporate governance committee considers multiple aspects of diversity among directors and director nominees, including professional skills and experiences, industry knowledge, subject matter expertise, gender, ethnicity and age. We believe that diversity of viewpoints, backgrounds and experiences can improve the Board's ability to engage with management, our shareholders and other stakeholders.
Board Diversity Matrix (As of March 28, 2023)(1)
Total Number of Directors/Nominees	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors/Nominees	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ-I-	1
Did Not Disclose Demographic Background	0
Directors/Nominees who are military veterans: 1
(1)	Does not include Ms. McCoy who is not standing for re-election.
Corporate Governance Highlights
Our director nomination process allows for the Board to design recruitment procedures that meet the Board's and the Company's strategic priorities at a given point in time. Our annual Board self-evaluation process serves as an effective mechanism for monitoring the need for Board refreshment, while maintaining a balance of tenure at the Board. Over the past few years, we have been implementing incremental changes to our Board structure and overall director composition, as highlighted by the following key changes:
•	Created Role of and Appointed Independent Lead Director
•	Appointed Independent Chair of our Board
•	Declassified our Board and Eliminated Staggered Terms for Directors
•	Added 3 Gender/Ethnically Diverse Directors/Nominees Over Past 2 Years
•	Adopted Share Ownership Guidelines for Non-Management Directors
•	Amended our Corporate Governance Guidelines to (among other things):
•	Implement Mandatory Minimum Meeting Attendance Standards for Directors
•	Include Diversity in Board Membership Criteria for Selecting, Evaluating and Recommending Director Candidates
•	Amended our Nominating and Corporate Governance Committee Charter to Address Oversight of certain ESG Functions
•	Appointed Female Director to Board Leadership Position (Audit Committee Chair)
•	Decreased Average Board Tenure Versus Fiscal Year 2022
2023 PROXY STATEMENT 4

2023 Directors and Director Nominees
The following describes the business experience and education of each of the directors and nominees to be voted on for election at the 2023 Annual Meeting.

Larry L. Enterline Chair of our Board since July 2022 Director since July 2019
Independent

Experience:
•    Chief Executive Officer of Vulcan Holdings Inc., a private investment and consulting services company (April 2010 to present)
•    Chief Executive Officer of Fox Factory Holding Corp., a former subsidiary of the Company (March 2011 to June 2019)
•    Chief Executive Officer of COMSYS IT Partners Inc., an IT staffing and solutions company (February 2006 to April 2010)
•    Served in various management roles earlier in his career, including Senior Vice President of Worldwide Sales and Service Organization at Scientific-Atlanta Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment
Other Boards:
•    Greentech Environmental, a private air purifications systems provider, Executive Chair (August 2021 to December 2022)
•    Fox Factory Holding Corp. (NASDAQ:FOXF) (2013 to 2021); Executive Chair (June 2019 to April 2021)

Education:
•    Graduate of Case Western Reserve University and The Monte Ahuja College of Business at Cleveland State University

Qualifications:
•    Significant insight regarding operations, supply chain optimization and continuous improvement
•    Unique perspective due to having led a business through a significant growth transition and eventual initial public offering
•    Capabilities in the areas of strategic planning and organizational development

5 COMPASS DIVERSIFIED

Alexander S. Bhathal Director since January 2022
Committees: Compensation; Nominating & Corporate Governance
Independent

Experience:
•    Managing Partner of RAJ Capital Management and its affiliates (2006 to present)
•    Co-owner and executive director of Sacramento Basketball Holdings, which owns, among other things, the Sacramento Kings franchise of the National Basketball Association (2013 to present)
•    Senior Operating partner for Rx3 Growth Partners, a consumer growth fund (present)
•    Previously, Chief Executive Officer of RAJ Swim, a designer manufacturer, and marketer of designer and private label swimwear under nationally recognized brands
Other Boards:
•    Raj Capital Management and its affiliates (2006 to present)
•    Revitate, a diversified investment management platform supporting strategies in real estate, sports, and consumer brands that seek to deliver positive economic and social impact, Founder and Executive Chair (July 2021 to present)
•    Mark IV Capital (2021 to present)
•    Aspyr Holdings (Orange Theory Fitness franchises) (2020 to present)
Education:
•    Graduate of University of California Los Angeles and the USC Marshall School of Business at the University of Southern California
•     Harvard Business School Presidents Program in Leadership (2015 to 2021)
Qualifications:
•    Experience leading organizations with established ESG goals committed to positive economic and social impact
•    Asset management experience in a variety of sectors
•    Extensive understanding of investment activities

2023 PROXY STATEMENT 6

James J. Bottiglieri Director since December 2005
Committees: Audit; Nominating & Corporate Governance
Independent

Experience:
•    Chief Financial Officer of the Company and an Executive Vice President of the Company’s Manager (2005 to 2013)
•    Senior Vice President and Controller of WebMD Health Corporation
•    Previously with Star Gas Corporation and a predecessor firm to KPMG LLP
Other Boards:
•    Horizon Technology Finance Corporation (NASDAQ:HRZN) (2010 to present)
Education:
•    Graduate of Pace University
Qualifications:
•    Intimate understanding of our business and operations and the business and operations of our subsidiaries
•    Substantial expertise in accounting, tax and other financial matters
•    “Financial expert” as defined by applicable SEC and NYSE listing rules and regulations

Gordon M. Burns Director since May 2008
Committees: Nominating & Corporate Governance (Chair); Compensation
Independent
Experience:
•    Private investor (1998 to present)
•    Previously responsible for investment banking at UBS Securities
•    Managing Director at Salomon Brothers Inc.
Other Boards:
•    Aztar Corporation (NYSE:AZR) (1998 through 2007)
Education:
•    Graduate of Yale University and the Harvard Business School
Qualifications:
•    Extensive knowledge of and significant experience in investment and financing activities
•    Insights gleaned from having been involved with several public and private companies as they have gone through important transitions, including mergers and acquisitions, divestitures and management succession

7 COMPASS DIVERSIFIED

C. Sean Day Director since April 2006
Experience:
•    Chair of our Board (April 2006 to July 2022)
•    President of Seagin International (1999 to 2022)
•    Chair of our Manager's predecessor (1999 to 2006)
•    Previously with Navios Corporation and Citicorp Venture Capital
Other Boards:
•    Kirby Corporation (NYSE:KEX) (1996 to 2022)
•    Teekay GP L.L.C., the general partner of Teekay LNG Partners L.P. (NYSE:TGP) (2004 to 2022)
•    Chair, Teekay Tankers Ltd. (NYSE:TNK) (2007 to 2013); Teekay LNG LLC (2004 to 2015); Teekay Offshore Partners L.P. (NYSE:TOO) (2006 to 2017), Teekay Corporation (NYSE:TK) (1999 to 2017)

Education:
•    Graduate of the University of Capetown and Oxford University

Qualifications:
•    Operating executive and investor experience
•    Substantial experience as a director of other companies, both public and private
•    Valuable insight on governance practices and risk management
•    Knowledge of global investment decisions and related risks

Harold S. Edwards Director since April 2006
Committees: Compensation (Chair); Audit
Independent

Experience:
•    President and Chief Executive Officer of Limoneira Company (November 2003 to present)
•    President of Puritan Medical Products, a division of Airgas Inc.
•    Held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International, the Ralston Purina Company, and Mission Produce, Inc.
Other Boards:
•    Limoneira Company (NASDAQ:LMNR) (2009 to present)
•    Calavo Growers, Inc. (NASDAQ:CVGW) (2005 to 2022)
•     Inventure Foods, Inc. (NASDAQ:SNAK) (2014 to 2017

Education:
•    Graduate of Lewis and Clark College and The Thunderbird School of Global Management at Arizona State University

Qualifications:
•    Hands-on management perspective, particularly in the areas of operations, executive compensation, succession planning and issues confronting a diversified array of companies

2023 PROXY STATEMENT 8

Nancy B. Mahon Director Nominee
Expected Committees (if elected by our shareholders): Nominating & Corporate Governance
Independent
Experience:
•    Chief Sustainability Officer of The Estée Lauder Companies Inc. (January 2023 to present)
•    Senior Vice President, Global Corporate Citizenship and Sustainability at Estée Lauder (April 2016 to January 2023)
•    Senior Vice President, Social Initiatives, MAC Cosmetics, Bobbi Brown & La Mer (July 2011 to March 2016)
Other Boards:
•    Board of Trustees New York University School of Law Foundation (October 2018 to present)
•    TPG Pace Beneficial Finance Corporations I and II (NYSE: TPGY-UN and YTPG) (October 2020 to April 2023)
•    Chairperson of The Presidential Advisory Council on HIV/AIDS (PACHA) of the U.S. Department of Health and Human Services (December 2011 to December 2016)
Education:
•    Graduate of Yale University and the New York University School of Law
Qualifications:
•    Rock Center for Corporate Governance Directors’ College executive education program at Stanford Law School
•    Certification in Brand Marketing from The Wharton School
•    Yale School of Management Certification as Woman on Boards
•    Admitted to the State Bar of California, the United States Court of Appeals for the Ninth Circuit, and the United States District Court for the Northern District of California
•    Proven executive leader with demonstrated expertise in ESG issues, branded consumer products and enterprise strategy

9 COMPASS DIVERSIFIED

Teri R. Shaffer Director since July 2022
Committees: Audit (Chair)
Independent

Experience:
•    Americas and Regional Financial Audit Information Technology Leader for Ernst & Young (2016 to 2022)
•    Previously served in various other leadership roles at Ernst & Young since 1984
Education:
•    Graduate of Oklahoma State University and the Hult International Business School
Qualifications:
•    National Association of Corporate Directors (NACD) Certified Director
•    Certified Public Accountant
•    Risk management experience and expertise
•    Certified Information Security Manager; holds the CERT Cybersecurity Governance Certification from Carnegie Mellon
•     “Financial expert” as defined by applicable SEC and NYSE listing rules and regulations

Elias J. Sabo Chief Executive Officer of the Company Director since May 2018
Appointed Director Not Standing for Election

Experience:
•    Chief Executive Officer (2018 to present)
•    Founding partner of the Company’s Manager in 1998
•    Investment Committee Member of the Company’s Manager (1998 to present)
•    Central role in directing the Company’s strategy
•    Served as the Chair of Fox Factory Holding Corp. (NASDAQ:FOXF), a former Company subsidiary (2007 to 2017)
•    Worked in the acquisition department of Colony Capital, LLC, a Los Angeles-based real estate private equity firm (1992 to 1996)
•    Healthcare investment banker for CIBC World Markets, formerly Oppenheimer & Co. (1996 to 1998)

Education:
•    Graduate of Rensselaer Polytechnic Institute

Qualifications:
•    Leadership experience
•    Extensive understanding of investment activities
•    Public company experience with respect to governance and risk management
•    Deep understanding of the operations, history, and culture of the Company and its subsidiaries, as well as historic knowledge that provides continuity to our Board

Recommendation of the Board
Our Board recommends that you vote FOR ALL the director nominees listed to be elected to our Board, in each case, for a one-year term ending at our 2024 Annual Meeting of Shareholders.
2023 PROXY STATEMENT 10

Board of Directors, Executive Officers and Committees
Certain Information Regarding our Directors and Executive Officers
The name and age of each director, nominee and executive officer and the positions held by each of them as of March 28, 2023 are as follows:
Director	Age	Serving as Officer or Director Since	Position(s)
Larry L. Enterline	70	2019	Chair/Director
Alexander S. Bhathal	47	2022	Director
James J. Bottiglieri	67	2005	Director
Gordon M. Burns	70	2008	Director
C. Sean Day	73	2006	Director
Harold S. Edwards	57	2006	Director
Nancy B. Mahon	58	N/A	Director Nominee
Sarah G. McCoy(1)	62	2017	Director
Teri R. Shaffer	61	2022	Director
Elias J. Sabo	52	2018	Director/Chief Executive Officer
Ryan J. Faulkingham	46	2013	Chief Financial Officer/Co-Compliance Officer
(1)	Ms. McCoy is not standing for re-election at the 2023 Annual Meeting.
Ryan J. Faulkingham has served as Chief Financial Officer and Co-Compliance Officer of the Company since November 2013. He also serves on the Investment Committee of the Company’s Manager, as well as the organization’s ESG Committee. Mr. Faulkingham joined the Company in 2008 and previously was the Company’s Director of Financial Reporting. Prior to joining us in 2008, Mr. Faulkingham served as a Vice President at Merrill Lynch & Co., a financial management and advisory company, where he prepared regulatory filings, performed technical accounting research and implemented policies to ensure compliance with internal control standards. From 2003 to 2006, he served as Manager, Accounting and External Reporting at WebMD Health Corp., a medical information company, serving as a key contributor to the company’s 2005 initial public offering and lead finance member for numerous mergers and acquisitions. Prior to that, Mr. Faulkingham had a career in public accounting first at Arthur Andersen LLP and later at KPMG LLP, both public accounting firms. He received a BS in Accounting from Lehigh University and an MBA from Fordham University. Mr. Faulkingham serves as a director for our Velocity Outdoor Inc. subsidiary and as an observer to the boards of directors of all our other subsidiary companies.
11 COMPASS DIVERSIFIED

Board Leadership Structure and Role in Risk Oversight
GENERALLY
The LLC Agreement provides that the chair of the Board is elected by a majority of the Board and must also be a member of the Board. The chair is not required to be an employee of the Company. Likewise, the LLC Agreement provides that, so long as the Sixth Amended and Restated Management Services Agreement entered into by and between the Company and the Manager effective as of September 30, 2014, as amended through the date hereof, which we refer to as the “Management Services Agreement”, is in effect, the Company’s Manager shall second personnel to serve as the chief executive officer and chief financial officer of the Company, subject to the formal election of such individuals by the Company’s Board. Although there is no requirement that the chief executive officer and the chair be separate positions, the Board has currently chosen to separate the chief executive officer and chair positions. Mr. Larry L. Enterline, an independent director, was appointed as Chair of the Board effective as of July 2, 2022. The Board believes the current separation of these roles helps to ensure good Board governance and fosters independent oversight to protect the long-term interests of the Company’s shareholders. In addition, the Board believes this separation is presently appropriate as it allows our chief executive officer to focus primarily on leading the Company’s day-to-day business and affairs while the Board’s chair can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and shareholder matters. In furtherance of its dedication to strong corporate governance, in February of 2022, the Board approved amendments to the LLC Agreement to declassify the Board, which was previously divided into three classes serving staggered three-year terms. Accordingly, at each annual meeting of shareholders each director (other than any director appointed by the Allocation Member of the Company) will be elected for a term of office to expire at the next annual meeting following his or her election. In addition, in March of 2023, the Board appointed a female director, Ms. Teri R. Shaffer, to a Board leadership position, as Chair of the Board’s audit committee.
RISK OVERSIGHT
The Company’s Board has overall responsibility for risk oversight. In furtherance of this responsibility, during 2022, the Board added a director with risk oversight, and specifically, cybersecurity experience. The Company’s general counsel presents, and the Board assesses, at least annually, the critical legal and regulatory risks associated with the businesses of the Company and each of its subsidiaries, the overall risk environment for the Company’s business, as well as the steps taken by the appropriate management team, if any, to mitigate any such risks. The Board also performs a significant portion of its role in risk oversight through the audit committee. The audit committee charter provides that the audit committee shall assist the Board in fulfilling its oversight responsibility relating to the evaluation of enterprise risk issues. In addition, the audit committee, pursuant to its charter, discusses with management, counsel, the vice president of internal audit and internal audit service providers, as the case may be, and the independent auditors, the Company’s major risk exposures (whether financial, operational or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s internal audit department supervises the day-to-day risk management responsibilities of the Company through its internal audit review processes which are performed at the Company level, as well as at each Company subsidiary. The internal audit department tailors its review to provide enhanced evaluations in specific areas which have included, without limitation, fraud, cybersecurity, adequacy of insurance, gift and entertainment and other spending, and business continuity. Our internal audit team reports directly to the audit committee, which is comprised solely of independent directors. In addition, during each quarterly meeting of the audit committee, the members of the audit committee meet with the Company’s vice president of internal audit and independent auditors, in each case, without management present, to discuss the specific areas of risk identified during the quarter, if any. The audit committee is authorized to utilize outside lawyers, internal staff, independent experts, and other consultants to assist and advise the committee in connection with its responsibilities, including the evaluation of the Company’s major risk exposures. The Company’s management team, including Company counsel, regularly evaluates the risks inherent to the businesses of the Company’s subsidiaries and reports the results of such evaluations to the full Board for consideration at least annually and more frequently if the particular facts and circumstances dictate. The Board also oversees ESG matters generally as part of its oversight of our business strategy and risk management, and the Board’s standing committees each oversee specific ESG matters that fall within their respective areas of responsibility. For example, the audit committee has oversight responsibility of compliance with the organization’s periodic reporting and disclosure obligations and the nominating and corporate governance committee has responsibility for overseeing the organization’s policies with respect to corporate social responsibility and global corporate citizenship, as well as ensuring that the Company maintains strong governance practices. The Board and its standing committees regularly discuss with management a variety of ESG topics that are significant to our business and stakeholders. The Board believes that the foregoing processes for overseeing risk ensures that
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independent directors are aware of the Company’s major risk exposures. The Company’s chief compliance officer reports directly to the CEO and briefs the board regularly on matters of ethics and compliance. In addition, if there are particular areas of exposure or applicable emerging areas of risk, for which directors do not already have expertise or familiarity, the Company leverages the expertise of management and/or outside advisors to provide training sessions to the Board. During fiscal year 2022, for example, our Board received specific training on the SEC’s proposed rules regarding the Enhancement and Standardization of Climate-Related Disclosures for Investors.
Board Meetings and Committees
While it is understood that practical considerations may limit a director from attending each Board meeting and each meeting for those committees on which he or she serves, it is expected that each of our directors will endeavor to attend substantially all of such meetings and to attend in person whenever possible. In addition, to ensure compliance with Item 407(b) of Regulation S-K, it is expected that each director will, at an absolute minimum, for each fiscal year of such director's service, attend at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such director served as a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (during the periods that such director served). Directors are also encouraged to attend meetings held by all committees of the Board, whether or not serving on such committee. Our Board met ten times during 2022. All directors attended 90% of the combined Board and committee meetings on which they served in 2022. Although we have no formal policy regarding director attendance at the Annual Meeting of Shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2022 Annual Meeting of Shareholders.
The LLC Agreement gives our Board the authority to delegate its powers to committees appointed by the Board. All of our standing committees are composed solely of independent directors, as defined by the applicable NYSE committee membership independence standards. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our LLC Agreement and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The nominating and corporate governance committee may delegate any of its authority to subcommittees, but each of the audit committee and compensation committee may not do so, unless otherwise authorized by the Board. Copies of all current committee charters are available on our website at www.compassdiversified.com, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company or the Trust makes with the SEC.
AUDIT COMMITTEE
The audit committee is comprised entirely of independent directors who meet the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and includes two “audit committee financial experts,” although only one such expert is required by applicable SEC regulations. Our audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for, among other things:
•	retaining and overseeing our independent accountants;
•
assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•	reviewing and approving the plan and scope of our internal and external audit;
•	pre-approving any audit and non-audit services provided by our independent auditors;
•	approving the fees to be paid to our independent auditors;
•	reviewing with our chief executive officer, chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;
•	reviewing and approving the calculation of the profit allocation payments, if any, to be made to the Allocation Member;
•	preparing the audit committee report to be filed with the SEC;
•	reviewing hedging transactions; and
•	reviewing and assessing annually the audit committee's performance and the adequacy of its charter.
Messrs. Bottiglieri, Enterline, and Edwards served on our audit committee from January 1, 2022 through July 2, 2022. Effective as of July 2, 2022, Ms. Shaffer was appointed to the Audit Committee to replace Mr. Enterline. The current audit committee members are Messrs. Bottiglieri, Edwards, and Ms. Shaffer. Mr. Bottiglieri served as chair of our audit committee for all of fiscal year 2022 and up and through April 1, 2023. Ms. Shaffer was appointed as chair of our audit
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committee effective as of April 1, 2023. The Board has determined that each of Mr. Bottiglieri and Ms. Shaffer, qualifies as an audit committee financial expert, as defined by the SEC. The audit committee met six times during 2022. All audit committee members attended 100% of the committee’s meetings during 2022.
COMPENSATION COMMITTEE
The compensation committee is comprised entirely of independent directors who meet the compensation committee independence requirements of the NYSE. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include, among other things:
•	reviewing our Manager’s performance of its obligations under the Management Services Agreement;
•
reviewing the remuneration of our Manager and approving the remuneration paid to our Manager as reimbursement for the compensation paid by our Manager to our chief financial officer and the chief financial officer’s staff;

•	determining the compensation of our independent directors;
•	granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals; and
•	making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs.
In early 2023, consistent with prior years, the Company conducted a survey of the director compensation practices of other companies that it considered reasonably comparable to the Company. The compensation committee targets cash and equity compensation for the Company’s directors at the average of its peer group. The compensation committee also considered the time commitment, responsibilities, and related burdens of Board service over the Company’s history. Based upon this review, the compensation committee recommended to the full Board that the annual compensation paid to non-management directors, including the chair of the Board, not be increased for fiscal year 2023. The full Board ratified the compensation committee’s recommendation on February 16, 2023. For a discussion of director compensation see the section titled “DIRECTOR COMPENSATION.”
The Company’s Manager is responsible for establishing the form and amount of compensation paid to our chief financial officer and the chief financial officer’s staff by our Manager.
The Company’s compensation committee is responsible for approving the remuneration paid to our Manager as reimbursement for the compensation paid by our Manager to our chief financial officer and his staff. Mr. Sabo, our chief executive officer, in his capacity as the managing member of our Manager, participates in the establishment of the form and amount of compensation paid to our chief financial officer and his staff by our Manager. Mercer (USA) Inc., a third-party consulting firm, was engaged by the Company in early 2023 to provide executive compensation benchmarking services with respect to the compensation of our chief financial officer and his staff. Mercer provided a peer analysis but did not make specific compensation recommendations. The compensation committee typically engages a third party to perform a review of non-management director compensation every other year. Mercer (USA) Inc. did not provide any additional services to the Company in 2022 beyond executive compensation benchmarking services with respect to the compensation of our chief financial officer and his staff. Messrs. Edwards, as compensation committee chair, and Burns served on our compensation committee for all of 2022. Mr. Bhathal joined our compensation committee in February of 2022. Mr. Edwards, as chair, and Messrs. Burns and Bhathal currently serve in such roles. The compensation committee met two times during 2022.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of the NYSE. The nominating and corporate governance committee is responsible for, among other things:
•	recommending the number of directors to comprise the Board and recommending candidates for membership on each committee of the Board;
•	identifying and evaluating individuals qualified to become members of the Board, other than the Allocation Member’s appointed director and his or her alternate;
•	recommending to the Board the director nominees for each annual shareholders' meeting, other than the Allocation Member’s appointed director;
•	recommending to the Board the candidates for filling vacancies that may occur between annual shareholders' meetings, other than the Allocation Member’s appointed director;
•	reviewing Board processes, self-evaluations and policies;
•	monitoring the performance of the Board and its individual members;
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•	reviewing and approving related party transactions, including transactions with the Manager and its affiliates;
•	overseeing compliance with our code of ethics, anti-corruption policy, and conduct by our officers and directors;
•	monitoring developments in the law and practice of corporate governance;
•	subject to the Management Services Agreement, overseeing the annual evaluation of the individuals seconded to the Company by the Manager, including, the chief financial officer and his/her staff;
•	recommending for election by the full Board an acting successor chair, in the event of the death, incapacity, resignation or other absence (temporary or permanent) of the Board’s chair; and
•	assisting management in developing, and maintaining the Company’s ESG policies.
Messrs. Burns, as nominating and corporate governance committee chair, Bottiglieri, and Enterline served on our nominating and corporate governance committee from January 1, 2022 through July 2, 2022. Ms. McCoy (who is not standing for re-election at our Annual Meeting), and Mr. Bhathal were each appointed to our nominating and corporate governance committee on July 2, 2022 and Mr. Enterline stepped down from such committee concurrent with these appointments. Mr. Burns, as chair, and Messrs. Bottiglieri, Bhathal and Ms. McCoy currently serve in such roles. Subject to the formal election of Ms. Mahon during our Annual Meeting, the Board expects to appoint Ms. Mahon to our nominating and corporate governance committee, effective as of May 25, 2023, in the place and stead of Ms. McCoy. Mr. Bhathal serves as the Board’s liaison to the Company’s management team with respect to ESG matters. The nominating and corporate governance committee met four times during 2022. All nominating and corporate governance committee members attended 100% of the committee’s meetings during 2022.
INDEPENDENT LEAD DIRECTOR. The independent lead director position was created to ensure that the Board has a director in a leadership position that is “independent” under all applicable rules of the NYSE and the SEC. The independent lead director is elected by the Board’s independent directors. Mr. Larry L. Enterline served as the independent lead director of the Company’s Board from October 21, 2021 through July 2, 2022. Mr. Enterline resigned his position as independent lead director concurrent with his appointment as chair of the Board. Currently, there is no director serving as independent lead director of the Company, as the chair of the Company’s
Board has been deemed independent by our directors. The specific responsibilities of the independent lead director are as follows:
•	chair the meetings of the independent directors when the chair of the Board is not present or unable to preside due to conflicts of interest;
•	ensure the full participation and engagement of all Board members in deliberations;
•	lead the Board in all deliberations involving any matter for which a conflict of interest exists with the chair of the Board;
•	encourage all directors to engage the chair of the Board with interests and concerns;
•	work with the chair of the Board to develop the Board and committee agendas and approve the final agendas; and
•	be available for consultation and direct communication with major shareholders if and when the chair of the Board is unavailable.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee, Messrs. Edwards, Burns, and Bhathal, are, or have been, an officer or employee of the Company. During 2022, no member of our compensation committee, consisting of Messrs. Edwards, Burns, and Bhathal, had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves on a board of directors or compensation committee of a company that has an executive officer serving on our Board or compensation committee.
Material Legal Proceedings Involving Directors and Executive Officers
Currently, there are no material proceedings to which any of our directors, director nominees, officers, affiliates, any owners of record or beneficially of more than five percent of any class of voting securities, or any associate of any such director, director nominee, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.
Executive Sessions of our Board
Our corporate governance guidelines provide that the non-management directors will meet without management directors in regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate.
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To the extent that any non-management directors are not independent directors, the independent directors will meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the chair of the Board, audit committee, nominating and corporate governance committee, compensation committee, or the independent lead director will preside at these executive sessions of the non-management directors and independent directors, as determined by the independent directors based upon the subject matter to be discussed. Mr. Day presided over sessions of the non-management directors up and until July 2, 2022. Mr. Enterline presided over executive sessions of independent directors during fiscal year 2022, and over executive sessions of non-management directors and independent directors beginning on July 2, 2022. Mr. Enterline continues to preside over executive sessions of the non-management and independent directors. Our non-management directors met five times during 2022 and our independent directors met one time during 2022.
Nominations of Directors
As provided in its charter, the nominating and corporate governance committee identifies and makes recommendations to the Board with respect to nominees for election or re-election to the Board at our annual meetings of shareholders. The nominating and corporate governance committee casts a wide net in seeking director candidates, including, when necessary, engaging external director search firms, as well as the Company’s existing Board and management team, who know the Company best, and considering candidates recommended by investors, shareholders, and others, to engage in a thorough and exhaustive search for candidates.
The nominating and corporate governance committee, in making its recommendations regarding Board nominees, may consider some or all of the following factors, criteria and qualifications, among others: (a) possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; (b) have a genuine interest in the Company and a recognition that, as a member of the Board, each director is accountable to the stockholders of the Company; (c) have a background that demonstrates an understanding of business and financial affairs of other organizations of comparable or larger purpose, complexity and size, and subject to similar or greater legal restrictions and oversight; (d) be able to contribute to the effective oversight of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company and its subsidiaries operate; (e) have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders; (f) have no relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; (g) have the ability and be willing to spend the time required to function effectively as a director; (h) possess skills necessary for service on Board committees; (i) be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; (j) have independent opinions and be willing to state them in a constructive manner, and (k) have qualities that will strengthen the Board and contribute to the overall mix of considerations identified above. These criteria are set forth in the nominating and corporate governance committee charter. The nominating and corporate governance committee will consider director candidates recommended by Company shareholders, in accordance with the criteria and as discussed in the below section titled “Shareholder Nominations of Directors.”
The nominating and corporate governance committee also evaluates annually the size and composition of the Board and each long-standing committee. Under the Company’s corporate governance guidelines, directors must inform the chair of the Board and the chair of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof. In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of our governing documents, the NYSE and other applicable laws.
Diversity
The Company believes that differences in experience, knowledge skills and viewpoints, enhance the Board’s overall performance. Accordingly, the nominating and corporate governance committee charter provides that the committee shall consider diversity in selecting, evaluating and recommending proposed director candidates. The nominating and corporate governance committee regularly engages in active discussions regarding diversity among directors and director nominees, including diversity of attributes, such as race, gender, ethnicity, sexual orientation, as well as diversity of viewpoint, experiences, skills, ages, cultural beliefs and backgrounds. Each year, the Board assesses the effectiveness of its diversity efforts, among other items, during its annual self-evaluation process. Over the past two years, the Board has nominated two female directors, as well as two directors
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who self-identify as being a member of an underrepresented ethnic/racial or LGBT+ community to further enhance the diversity among its members. The Board also supports and sets expectations to drive equity in representation of senior leadership and critical roles held by women, historically ethnic/racial minorities, and other underrepresented groups across the organization.
As an organization that owns subsidiaries in a wide array of industries, seeking leadership that is diverse, including diversity of personal attributes as well as diversity of ethnicity, culture, religious beliefs, experiences, skills, age is always valuable. Several diverse individuals, based on gender, religion, military service experience or who self-identify as being a member of an underrepresented ethnic/racial or LGBT+ community currently hold leadership positions at the Company’s subsidiaries, either as members of a subsidiary board of directors and/or within the executive management teams.
During 2022, and again in 2023, the nominating and corporate governance committee, on behalf of the Company and at the Company’s cost and expense, engaged SpencerStuart, a third-party executive search firm to identify, evaluate, and assist with the recruitment of potential director nominee candidates and to evaluate and screen any director nominee candidates identified by the Company’s executive management team, current board members or others. Diversity was one of the specific criteria established by the Board with respect to such recruitment process.
Shareholder Nominations of Directors
The Board understands that shareholders have a financial stake in the success of the Company and therefore the Board takes seriously any director suggestion or nomination coming from a shareholder. To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: General Counsel and Secretary. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office described in the preceding sentence not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.
When directors, other than directors appointed by the Allocation Member, are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder's notice of nomination and the record date relating to the meeting.
The shareholder submitting the recommendation must submit:
•	the shareholder’s name and address as they appear on the share register of the Trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;
•
the class and number of shares of Trust which are owned beneficially and of record by such shareholder and a representation that such shareholder will notify the Trust in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

•
a description of any agreement or arrangement with respect to such nomination, and a representation that the proposing shareholder will notify the Trust in writing of any such agreement or arrangement in effect as of the record date for the meeting within five business days after the record date for such meeting;

•
a description of any agreement or arrangement by or on behalf of the proposing shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of the Trust, and a representation that the proposing shareholder will notify the Trust in writing of any such agreement or arrangement in effect as of the record date for the meeting within five business days after the record date for such meeting;

•
a representation that such shareholder is a holder of record of shares of the Trust entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy
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to holders of at least the percentage of the outstanding shares required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination; and
•
any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Exchange Act (including Rule 14a-19).

In addition, any such notice from a shareholder recommending a director nominee must include the following information:
•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of shares of Trust common stock that are beneficially owned by the candidate;
•
any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act; and

•	a written statement and agreement executed by each such candidate acknowledging that such person:
•	consents to being named in the proxy statement as a nominee and to serving as a director if elected;
•	intends to serve as a director for the full term for which such person is standing for election; and
•	makes the following representations:
•
that the candidate is not and will not become a party to any agreement, arrangement or understanding with, and has not given any assurance to, or made any commitment to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, as a director, with such person’s fiduciary or other duties; and

•
that the candidate is not and will not become a party to any agreement, arrangement or understanding with any person or entity with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination for director or service as a director that has not been disclosed.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, our other policies and guidelines and the current needs of the Board.
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Corporate Governance
Corporate Governance Guidelines and Code of Ethics
Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the Board. Our corporate governance guidelines are available on our website at www.compassdiversified.com and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.
We have also adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions; it also applies to the officers and employees of our Manager involved in the oversight of the day-to-day operations of the Company and its subsidiaries. Our code of ethics is available on our website at www.compassdiversified.com and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880. We intend to disclose any amendments to, or waivers from, our code of ethics by posting such information on our website listed above or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or the NYSE.
Communications with our Board
Our Board knows that the caliber of the information it collects is important to the caliber of the work it does. The Board therefore has created numerous practices to enable it to stay informed, and information from shareholders comprises an important part of this mix.
Our Chair and, as applicable, Independent Lead Director have shareholder engagement roles and are available for appropriate engagement. Shareholders can interact with our directors at our annual meeting. Shareholders and others can use our confidential and anonymous financial reporting hotline: https://www.whistleblowerservices.com/codiwb/, and if information provided is of a type that the Board needs to consider, it will be sent to them. Shareholders can send emails to the Board via BOD@compassdiversified.com. In addition, communications to our Board, to non-management directors as a group or to any director individually may be made by writing to the following address:
Attention: [Board of Directors] [Board Member]
c/o Carrie W. Ryan, General Counsel & Secretary
301 Riverside Avenue, Second Floor
Westport, Connecticut 06880
Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director, or to the Chair of our Board and/or, as applicable, our Independent Lead Director, if addressed to the Board.
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Certain Relationships and Related Party Transactions
Policy for Approval of Related Person Transactions
Our nominating and corporate governance committee, which is composed entirely of independent directors, is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following related parties have or will have a direct or indirect material interest:
•	our chief executive officer and/or chief financial officer;
•	our directors; and
•	other members of the management team involved in the oversight of the day-to-day operations of the Company and its subsidiaries.
Pursuant to the written terms of our code of ethics, any transaction required to be disclosed pursuant to Item 404 of Regulation S-K (“related party transactions”) must be brought to the attention of and reviewed and approved for potential conflicts of interest by our nominating and corporate governance committee. The Company may not enter into or engage in any related party transaction with a related party without such approval. Additionally, all related party transactions are to be considered and conducted in a manner such that no preferential treatment is given to any such dealing of transactions. All related party transactions involving an acquisition from or sale to an affiliate of our Manager, including any entity managed by an affiliate of our Manager, must be submitted to the nominating and corporate governance committee for pre-approval. Details of related party transactions will be publicly disclosed as required by applicable law.
Relationships with Related Parties
OUR MANAGER
Our Manager (of which our chief executive officer serves as the managing member) manages the day-to-day operations of the Company and oversees the management and operations of our subsidiary businesses. Our relationship with our Manager is governed principally by the Management Services Agreement.
While our Manager provides management services to the Company, our Manager is also permitted to provide services, including services similar to the management services provided to us, to other entities. In this respect, the Management Services Agreement and the obligation to provide management services does not create a mutually exclusive relationship between our Manager and the Company or our businesses. As such, our Manager, and our management team, will be permitted to engage in other business endeavors. Mr. Faulkingham, as chief financial officer of the Company, devotes a substantial portion of his time to our affairs.
Our Manager receives management fees, offsetting management fees, fees under integration services agreements, if any, and reimbursement for certain expenses it incurs on behalf of the Company related to the foregoing, and uses such proceeds to pay the compensation, overhead, out-of-pocket and certain other expenses of our Manager, to satisfy its contractual obligations and otherwise distributes such proceeds to the members of our Manager, which includes Mr. Sabo, our chief executive officer, in accordance with our Manager’s organizational documents. No other officers or directors of the Company own equity in our Manager.
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Contractual Arrangements with Related Parties
MANAGEMENT SERVICES AGREEMENT
The Company and our Manager are parties to the Management Services Agreement pursuant to which we pay our Manager a quarterly management fee equal to 0.5% (2.0% annualized) of the Company’s adjusted net assets as of the last day of each fiscal quarter in respect of the services performed by our Manager. The management fee paid to our Manager is required to be paid prior to the payment of any distributions to shareholders. Pursuant to the Management Services Agreement, the Manager is entitled to enter into off-setting management services agreements with each of our operating subsidiaries. The management fee due to our Manager by the Company under the management services agreement is offset on a dollar for dollar basis by fees paid to our Manager by our subsidiary businesses under such offsetting management services agreements. We incurred approximately $63.6 million of management fees under the Management Services Agreement during fiscal year 2022, approximately $56.6 of which were paid directly by the Company. During 2022, the Company reimbursed the Manager for expenses in the amount of approximately $6.5 million, principally for occupancy and staffing costs incurred by the Manger on behalf of the Company, during fiscal year 2022.
Waivers Under Management Services Agreement
During 2022, our Manager agreed to waive, for the period through June 30, 2023, a portion of its management fee so that it would receive a 1% annual management fee related to PrimaLoft, Inc. rather than the 2% fee required under the Management Services Agreement. This resulted in a lower management fee at each of September 30, 2022 and December 31, 2022 than would normally have been due, and such reduction will continue through the quarter ending at June 30, 2023. During 2022, our Manager also agreed to exclude cash balances held at the Company at each of March 31, 2022 and June 30, 2022 from the calculation of the management fee for such periods.
During 2021, our Manager agreed to waive, for the period through December 31, 2021, a portion of the management fee and our Manager received a 1% annual management fee related to BOA Technology, Inc., rather than the 2% fee required under the Management Services Agreement.
This resulted in a lower management fee for fiscal year 2022 than would normally have been due. In the first quarter of 2021, our Manager agreed to waive the portion of the management fee related to the amount of the proceeds deposited with the trustee that was in excess of the amount payable related to the 2026 Senior Notes at March 31, 2021. Additionally, the Manager agreed to exclude cash balances held at the Company as of December 31, 2021 from the calculation of the management fee for such period.
OFFSETTING MANAGEMENT SERVICES AGREEMENTS
Our Manager has entered into offsetting management services agreements with each of our subsidiaries and may, at any time in the future, enter into offsetting management services agreements directly with the businesses that we own relating to the performance by our Manager of offsetting management services for such businesses. All fees, if any, paid by our subsidiaries to our Manager pursuant to an offsetting management services agreement during any fiscal quarter offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by the Company to our Manager under the Management Services Agreement for such fiscal quarter. Offsetting management fees paid by our subsidiaries were approximately $7.0 million during fiscal year 2022.
LLC AGREEMENT
The Company has two types of equity interests: trust interests and allocation interests. The Trust is the sole owner of 100% of the trust interests of the Company. Pursuant to the LLC Agreement, the Trust owns an identical number of trust interests in the Company as exist for the number of outstanding shares of stock of the Trust. Sostratus LLC, who we refer to as the Allocation Member, owns 100% of the Company’s allocation interests. Pursuant to the LLC Agreement, the Allocation Member is to entitled to receive, if it so elects, a payment representing the positive contribution based profit realized by the Company following the acquisition of a subsidiary, which we refer to as a “profit allocation payment”, upon the occurrence of a “Holding Event” (each five year anniversary of the acquisition of such subsidiary) or a “Sale Event” (a sale by the Company of a material amount of such subsidiary’s stock or assets), in each case, as defined in the LLC Agreement.
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If the Allocation Member elects to receive such payment in respect of a Holding Event or Sale Event of a subsidiary, the Company will make a profit allocation payment to the Allocation Member, if the Company’s profits with respect to such subsidiary exceed an annualized hurdle rate of 7%, which hurdle is tied to such subsidiary’s adjusted net assets (as defined in the LLC Agreement) relative to the sum of all of our subsidiaries’ adjusted net assets. The calculation of profit allocation with respect to a particular subsidiary will be based on:
•
such subsidiary’s contribution-based profit, which generally will be equal to such subsidiary’s aggregate contribution to the Company’s profit during the period such subsidiary is owned by the Company; and

•	the Company’s cumulative gains and losses to date.
Generally, a profit allocation payment will be made in the event that the amount of profit allocation exceeds the annualized hurdle rate of 7% in the following manner: (i) 100% of the amount of profit allocation in excess of the hurdle rate of 7% but that is less than the hurdle rate of 8.75%, which amount is intended to provide the Allocation Member with an overall profit allocation of 20% once the hurdle rate of 7% has been surpassed; and (ii) 20% of the amount of profit allocation in excess of the hurdle rate of 8.75%. The Company’s audit committee, which is comprised solely of independent directors, approves the calculation of any profit allocation payment to be made to the Allocation Member.
Mr. Sabo, our chief executive officer and the managing partner of our Manager, as well as certain employees of our Manager, including our chief financial officer, Mr. Faulkingham, own (directly or indirectly) equity interests in the Allocation Member which entitles them to receive distributions from the Allocation Member when and if the Allocation Member receives a profit allocation payment from the Company. For the year ended at December 31, 2022, the foregoing individuals, as a group, were entitled to receive 62.0% of any profit allocation payment made to the Allocation Member and for the year ended at December 31, 2021, these individuals, as a group, were entitled to receive 57.8% of any such profit allocation payment. In addition, for the years ended at December 31, 2022 and 2021, one of the Company’s directors was entitled to receive 5.0% of any profit allocation made to the Allocation Member and CGI Diversified Holdings LP was entitled to receive 5.0% of any such profit allocation payment. The former founding partners of the Manager were entitled to receive the remaining percent of any such profit allocation payments made during fiscal year 2022 and 2021.
There were no profit allocation payments made during the fiscal year ended December 31, 2022.
The following is a summary of the profit allocation payments made to the Allocation Member during the fiscal year ended at December 31, 2021.
•
The fifteen-year anniversary of the acquisition of Advanced Circuits Inc. occurred in May 2021 which constituted a Holding Event. The Company made a profit allocation payment of $12.1 million to the Allocation Member in July 2021 in respect of such Holding Event.

•
The Company consummated the divestiture of Liberty Safe & Security Products, Inc. in August of 2021 which constituted a Sale Event. The Company made a profit allocation payment of $16.8 million to the Allocation Member in October of 2021 in respect of such Sale Event.

•
The ten-year anniversary of the acquisition of Liberty Safe & Security Products, Inc. occurred in March 2020 which constituted a Holding Event. The Allocation Member elected to defer the distribution of its $3.3 million profit allocation payment until 2021. The ten-year anniversary of the acquisition of The Ergobaby Carrier, Inc. occurred in September 2020 which constituted a Holding Event. The Allocation Member elected to defer the distribution of its $2.0 million profit allocation payment until 2021. The profit allocation payment of $3.3 million related to the Liberty Holding Event and the profit allocation payment of $2.0 million related to the Ergobaby Holding Event were both paid to the Allocation Member in January 2021.

INTEGRATION SERVICES AGREEMENTS
Our Manager acts as an advisor to the Company during acquisitions. In the first year of a subsidiary’s ownership, our Manager will provide integration services to the new company. Integration services include reviewing, evaluating and otherwise familiarizing itself with the business, operations, properties, financial condition and prospects; familiarizing the management team with the Company’s periodic reporting, corporate governance and Sarbanes Oxley Act of 2002, as amended (“SOX”) obligations; familiarizing the management team with the Company’s ESG framework and establishing a baseline measurement of ESG factors identified by the Company; reviewing the new subsidiaries’ policies and procedures and, where appropriate, aligning such policies and procedures with other of the Company’s subsidiaries; and assisting in establishing a new board of directors, including identifying and engaging outside and independent director resources, if appropriate. Generally, payments pursuant to integration services agreements are made equally on a quarterly basis over a twelve-month period. PrimaLoft, which was acquired in July 2022, entered into an integration services agreement pursuant to which it will pay our Manager an integration services fee of $4.8 million, over the twelve-month period ending at June 30, 2023. Lugano, which was acquired in September 2021, entered into an integration services
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agreement pursuant to which it paid our Manager an integration services fee of $2.3 million, over the twelve-month period ending at December 31, 2022.
During the years ended December 31, 2022, and 2021, our Manager received $4.1 million and $4.9 million, respectively, in total integration service fees. All integration services agreements are approved by the Company’s nominating and corporate governance committee, which is comprised solely of independent directors, in accordance with our governing documents.
Other Related Party Transactions
Our Manager entered into a marketing services agreement with the Company’s Velocity Outdoor Inc. subsidiary in January of 2022 (the “Marketing Services Agreement”) pursuant to which Velocity has agreed to make payments to the Manager in the aggregate annual amount of $240,00.00, plus reimbursement for certain expenses, in exchange for marketing services. The Marketing Services Agreement had an initial term of one year and was subsequently renewed for an additional one-year term, and the annual payment amounts to the Manager increased to $248,400.00, plus reimbursement for certain expense. The Marketing Services Agreement is not an offsetting management services agreement. The Company’s nominating and corporate governance committee, which is comprised solely of independent directors, approved the terms and conditions of the Marketing Services Agreement, as well as the subsequent renewal of such agreement.
Other
In August of 2019, the son-in-law of Mr. C. Sean Day, a director of the Company, joined the Company’s Manager as an employee and remains an employee of our Manager. He is not an executive officer of the Manager. Neither the Company nor the Trust was or is a participant in the transaction, neither the Company, nor the Trust reimburses the Manager for the compensation paid by the Manager for this individual, and neither has any input regarding the compensation payable to this individual or any other aspect of his employment with the Manager.
In July of 2022, in recognition of Mr. C. Sean Day’s retirement and long-standing service as chair of the Company’s Board, the Company and the Manager each made a charitable donation in the amount of $25,000.00 ($50,000.00 in the aggregate) to the Sean Day Scholarship Fund administered by the Lawhill Maritime Educational Trust, a tax-exempt Public Benefit Organization. The Lawhill Maritime Educational Trust supports maritime-related education in South Africa, most predominately at the Lawhill Maritime Centre at Simon’s Town School.
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Director Compensation
Our compensation committee is responsible for periodically evaluating and making recommendations to the Board concerning the total compensation package for non-management directors. Our 2022 non-management director compensation includes a balanced combination of cash and equity compensation to effectively align the interests of our directors and shareholders.
Non-Management Director Compensation Fiscal Year 2022
The elements of our annual non-management director compensation for fiscal 2022 were as follows:
Annual Non-Management Director cash retainer	$110,000
Annual Non-Management Director equity(1) retainer	$110,000
Annual Nominating & Corporate Committee chair cash retainer(2)	$10,000
Annual Compensation Committee chair cash retainer(2)	$10,000
Annual Audit Committee chair cash retainer(2)	$40,000
Annual cash retainer for independent Chair	$157,500
Annual equity retainer for independent Chair	$132,500
(1)	Each director may elect to receive this amount in cash.
(2)	This is in addition to the annual director cash and equity retainers payable to all non-management directors.
All cash retainers are paid in equal installments, quarterly in arrears. Directors do not receive additional compensation for attendance at Board or committee meetings. Directors (including the Board chair) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or its committees. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company by the directors, in their capacity as directors, including director training and continuing education programs, as applicable, in accordance with the policies of the Company as in effect from time to time.
The annual “equity retainer” our non-management directors receive, on or around January 1 of each year, in respect of their service for the prior fiscal year, is strongly encouraged to be used to purchase shares of Trust common stock. Consequently, each non-management director who elects to use such award to purchase shares of Trust common stock receives that number of shares of Trust common stock that can be purchased with such amount at the market price for shares of Trust common stock on the date of purchase.
Consistent with prior years, in early 2023, the compensation committee conducted a survey of the director compensation practices of other companies that it considered reasonably comparable to the Company. The compensation committee also considered the time commitment, responsibilities, and related burdens of Board service over the Company’s history. Based upon this review, the compensation committee recommended to the full Board that no changes be made to non-management director compensation for fiscal year 2023. The full Board ratified the compensation committee’s recommendation.
Management Director(s)/Appointed Director(s) Compensation
Pursuant to our LLC Agreement, neither the Allocation Member’s Appointed Director, nor any executive officer of the Company serving in a director capacity who is an employee of our Manager, may be paid compensation as a director or chair of any committee or subcommittee of the Board; provided, however, these directors may be reimbursed for their expenses, if any, incurred with respect to their attendance at each meeting of the Board, as well as any expenses reasonably incurred in their capacities as directors. Accordingly, Mr. Sabo, our chief executive officer and the Allocation Member’s Appointed Director, does
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not receive compensation from the Company for his role as a director. Mr. Sabo is reimbursed by the Company for his expenses, if any, incurred with respect to his attendance at each meeting of the Board and any expenses reasonably incurred in his capacity as a director
Compensation All Directors
The following table sets forth the compensation paid or accrued by us for our directors in 2022:
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
C. Sean Day(2)	128,750	121,000	—	—	—	—	249,750
James J. Bottiglieri	140,000	110,000	—	—	—	—	250,000
Gordon M. Burns	110,000	110,000	—	—	—	—	220,000
Harold S. Edwards	110,000	110,000	—	—	—	—	220,000
Larry L. Enterline(3)	138,750	121,000	—	—	—	—	259,750
Alexander S. Bhathal	100,000	110,000	—	—	—	—	210,000
Sarah G. McCoy	100,000	110,000	—	—	—	—	210,000
Teri S. Shaffer	50,000	55,000	—	—	—	—	105,000
Elias J. Sabo	—0—	—0—	—	—	—	—	—0—
Totals	$877,500	$847,000	$ —(4)	$ —(4)	$ —(4)	$ —(4)	$1,724,500
(1)
Represents 6,302 fully vested shares for each of C. Sean Day and Larry L. Enterline, in respect of each of their service as the Board chair for six months during 2022, 5,727 fully vested shares for each other director excluding Ms. Shaffer who served for six months during 2022 and received 2,864 fully vested shares pursuant to the annual award described above. These shares were purchased by the Company on behalf of the directors on January 3, 2023.

(2)	Cash retainer and equity compensation reflect service as chair of the Board for six months during 2022.
(3)	Cash retainer and equity compensation reflect service as chair of the Board for six months during 2022.
(4)	The Company does not have any stock option, non-equity incentive or deferred compensation arrangements for any of its directors.
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2023 PROXY STATEMENT 26

Our Pay
PROPOSAL 2: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78n-1).
Our compensation policy is designed to enable us to attract, motivate, reward and retain the management talent required to achieve our objectives, and thereby increase shareholder value. Please see the section titled “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” and the related compensation tables herein for additional details about our executive compensation policy, including information about the fiscal year 2022 compensation of our named executive officer(s).
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This Proposal 2 gives our shareholders the opportunity to express their views on our named executive officer(s)’ compensation (sometimes referred to as the “Say-on-Pay Vote”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officer(s) and the philosophy, policies and practices described in this proxy statement. We believe that our overall compensation policy accomplishes our compensation goals of attracting and retaining a qualified and talented chief financial officer. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officer, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer(s) compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations and evaluate whether any actions are necessary to address shareholder concerns. We currently hold our advisory vote on executive compensation annually. Thus, subject to the results of Proposal 3, we expect to hold our next advisory vote on executive compensation at the 2024 Annual Meeting of Shareholders.
Recommendation of the Board
Our Board recommends that you vote, on a non-binding and advisory basis, FOR the resolution approving the compensation of our named executive officer as disclosed in this Proxy Statement.
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2023 PROXY STATEMENT 28

PROPOSAL 3: FREQUENCY OF ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
As described in Proposal 2 above, our shareholders have the opportunity to cast a non-binding, advisory Say-on-Pay Vote. This Proposal 3, as required by the Dodd-Frank Act and Section 14A of the Exchange Act, enables our shareholders to cast a non-binding, advisory vote on how frequently we should seek the Say-on-Pay Vote (the “Say-on-Frequency Vote”). Currently, the Say-on-Pay Vote occurs every 1 year. By voting on this Proposal 3, shareholders may indicate whether they would prefer a Say-on-Pay Vote to occur every 1 year, every 2 years, or every 3 years, or they may abstain from voting.
Our Board has determined that a Say-on-Pay Vote that occurs every 1 year is the most appropriate alternative for our Company, and therefore our Board recommends that you vote, on a non-binding, advisory basis, that the frequency of the Say-on-Pay Vote occur every 1 year. The Board believes that a Say-on-Pay Vote that occurs every 1 year represents an appropriate balance between receiving shareholder input and the need for stability and continuity with respect to corporate policies. By holding the vote every 1 year, we can achieve our goal of attracting and retaining a qualified and talented chief financial officer while receiving frequent shareholder input into our compensation policy and objectives.
You may cast your advisory vote on this Proposal 3 to recommend conducting the Say-on-Pay Vote once every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”
While this vote is non-binding and advisory in nature, it is the intention of the Board to adopt a policy to seek a Say-on-Pay Vote with the frequency desired by our shareholders as expressed by their vote on this Proposal 3. Shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to hold an advisory vote on executive compensation every 1 year. Rather, shareholders will be casting votes to recommend a Say-on-Pay Vote to occur every 1 year, every 2 years, or every 3 years, or they may abstain entirely from voting.
Recommendation of the Board
Our Board recommends that you vote, on a non-binding and advisory basis, to hold the Say-on-Pay Vote every 1 YEAR.
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Compensation Discussion and Analysis
Executive Summary
•
The Company had a strong year, producing net revenues of $2.3 billion, an increase of 17.2%, and 12.1% on a pro forma basis over 2021 and Adjusted EBITDA, a non-GAAP financial measure, of $369.8 million, an increase of 20.0% over 2021. See pages 126-134 of our Annual Report on Form 10-K under the heading “Reconciliation of Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP financial measures.

•
We are externally managed and CODI has no employees of its own. Management, including the services of our chief executive officer and our chief financial officer, are seconded from our Manager. The cost of our management is instead borne through management fee payments, which are used to compensate the team managing our organization. The costs of the chief financial officer and the chief financial officer’s staff are reimbursed by the Company.

•
We expanded our business model launching a new healthcare vertical. Our Manager appointed Kurt Roth as partner and head of healthcare to work with our organization’s senior professionals to launch this initiative.

•
In July of 2022, we executed on our acquisition strategy through the purchase of PrimaLoft, Inc., a leading provider of branded, high-performance synthetic insulation and materials used primarily in consumer outerwear, and accessories, for an enterprise value of $530 million.

•
We continued to advance our key ESG initiatives. We created our ESG framework, formalized our ESG policy and memorialized the key elements of the foregoing in our corporate citizenship statement. We also implemented a customized ESG technology platform for data collection, which will enable us to consider setting time-bound targets in the future.

•
We continued our efforts to recruit new directors with diverse backgrounds, skills, and experiences, and fill leadership positions on our Board with diverse candidates to further enhance our Board. Ms. Nancy B. Mahon was nominated as a director on March 24, 2023. Ms. Terri R. Shaffer assumed the role of chair of our audit committee on April 1, 2023.

•	In January of 2023, we announced a $50 million share repurchase program, the first in the Company’s history.
•
In February of 2023, we consummated the opportunistic divestiture of our Advanced Circuits Inc. subsidiary for an enterprise value of $220 million. We expect to realize a pre-tax gain on the sale of between $100 million to $110 million.

•
We were able to execute on our business strategy despite macro-economic headwinds impacting all businesses. We believe that our ability to execute on our strategy despite difficult business conditions is a competitive advantage.

Our Business
Compass Diversified offers shareholders a unique opportunity to own a diverse group of leading middle market businesses in the niche-industrial, branded consumer and healthcare sectors. We are an experienced acquirer and manager of middle-market North American companies. Since 2006, we have acquired and operated twenty-three businesses and have supported our subsidiaries who have consummated thirty-two add-on acquisitions during that same period. Currently, our subsidiary businesses include seven branded consumer businesses and three niche industrial businesses. Symbiotically, our public company structure gives us an advantage in that our capital structure provides our subsidiaries with a much more stable funding base than stand-alone private, leveraged entities. This funding base allows us to take longer-term views and positions us to deliver returns across a wide range of economic climates. Our shareholders have been rewarded with more than a billion dollars in realized gains since our 2006 initial public offering.
Since our Manager’s founding in 1998, and the Company’s subsequent initial public offering in 2006, our strategy and philosophy have always remained the same — we look to acquire and manage companies that we could own forever and that exhibit a clear “reason to exist.” We are passionate about partnering with outstanding management teams and supporting them with patient growth capital. We have found that companies who strategically plan for the long term have outperformed those who only focus on the short term.
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We create value for our shareholders in two ways: First, we identify, perform due diligence on, negotiate and consummate platform acquisitions of small to middle market businesses in attractive industry sectors in accordance with acquisition criteria established by our Manager and our Board. Second, we focus on helping our subsidiaries grow earnings and cash flow. We believe that the scale and scope of our businesses give us a diverse base of cash flow upon which to further build.
Our subsidiaries include many brands that are household names. Those brands include Sterno, Ergobaby, Lugano, Marucci, BOA, PrimaLoft, Crosman, and 5.11, and in the past we’ve managed brands such as Camelbak, Fox, Liberty Safe, and Manitoba Harvest. Even if you have not heard of Compass Diversified, you are likely familiar with one or more of our brands.
Our Commitment to ESG
Sustainability and corporate responsibility have become increasingly important aspects of our business. As our Company has evolved, we have transitioned from building the business case for awareness of ESG trends towards executing ESG as one of our core business strategies. Consideration of ESG issues is a central part of any analysis of the potential risks and opportunities of the acquisitions we now consider, as well as an opportunity to enhance value in the businesses we manage. The three main drivers of our ESG strategy are: (1) gaining long-term value by identifying companies with strong ESG performance, (2) protecting acquisitions against ESG risks by selecting companies that are equipped to deal with turbulence, and (3) capturing ESG upside by identifying areas of potential value and executing on such opportunities.
Our ESG framework is built on two key pillars, and supported by eight priority areas, collectively underpinned by sound governance practices.

Our ESG framework allows us to apply a more holistic and adaptable approach to the acquisition and management of our subsidiaries and demonstrates that our material ESG factors are viewed as long-term drivers of value, facilitating oversight of our acquisitions and the ability to address the needs our stakeholders.
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Our Structure and Management
“Compass Diversified,” as we refer to it, is comprised of three separate, independent business entities that work closely together: Compass Group Management LLC, the privately held external manager of the organization, which we refer to as the “Manager”, Compass Diversified Trust, which we refer to as the “Trust” and Compass Group Diversified Holdings LLC, which we refer to as the “Company.” Although the shares issued to the public are technically at the Trust level (NYSE: CODI), the Trust and the Company file consolidated reports with the SEC.
The Company has access to substantial financial resources which are utilized for the acquisition and management of middle market businesses. Upon completion of an acquisition, we immediately begin to work with the acquired company’s management team to identify the most critical and time sensitive needs and opportunities and to urgently address them.
Our unique structure allows for the efficient and quick consummation of transactions, without financing contingencies, including obtaining acquisition financing on a transaction-by-transaction basis. In addition, our subsidiaries have ongoing access to substantial growth capital. Finally, our long-term ownership perspective is not impacted by artificial ownership timing criteria. Rather, we continuously work with our subsidiaries to continue to achieve growth organically and through add-on on acquisitions and opportunistically evaluate strategic alternatives and assess the appropriate individual course of action for each of those companies, without regard to external and unrelated factors.
Our management services are provided by our Manager in accordance with the Management Services Agreement. The Management Services Agreement defines the duties and responsibilities of our Manager, its relationship with the Company, and the areas over which the Company’s Board has ultimate oversight and authority. The Manager, in exchange for a management fee, is tasked with performing the services necessary for the day-to-day business, operations and affairs of the Company’s business, as the Company currently does not have any employees and does not expect to have any employees in the foreseeable future.
The services necessary for the operation of the Company’s business are performed by employees of our Manager under the leadership of Messrs. Sabo and Faulkingham, who are seconded to the Company as chief executive officer and chief financial officer, respectively. This means that they have been assigned by our Manager to work for the Company during the term of the Management Services Agreement between us and our Manager. The pay ratio disclosure rules of Item 402(u) of Regulation S-K require an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s chief executive officer. Because we do not reimburse our Manager for our chief executive officer’s compensation, we do not believe such pay ratio disclosure would provide meaningful information to our shareholders and, therefore, do not provide a pay ratio disclosure in our proxy statement
Our Performance
In 2022, our business delivered for shareholders. Our core differentiators of actionable expertise, clear alignment and permanent capital allowed us to generate these exceptionally strong results, including:
•	Net sales for the year ended December 31, 2022 increased to approximately $2.3 billion, up 17% (12% on a pro forma basis) compared to the corresponding period in 2021;
•	Increased net income from continuing operations before income taxes to $87.1 million compared to $68.1 million in 2021;
•	Reported non-GAAP Adjusted EBITDA of $369.8 million for the full year 2022 versus $308.2 million for full year 2021;
•	Reported net income of $51.4 million, and non-GAAP Adjusted Earnings of $158.6 million, up 17% from 2021;
Adjusted Earnings and Adjusted EBITDA are non-generally accepted accounting principle (“GAAP”) metrics. See pages 126-131 of our Annual Report on Form 10-K under the heading “Reconciliation of Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP financial measures.
Response to Market Conditions
Our subsidiaries continued to demonstrate their dedication and resilience by delivering strong financial results amidst challenging market conditions, including the continued regional impacts of COVID-19, inflation, and ongoing supply chain disruptions. Some of our subsidiaries were more impacted than others by the changing macro-economic environment with inflation on the rise, increased interest rates, and ongoing uncertainty in Europe created by the conflict in Ukraine. Despite these challenges, our subsidiary teams were able to deliver strong results.
Overview of our Executive Compensation
Our Manager determines and pays the compensation of the executive officers seconded to us, as well as the employees of our Manager performing services on our behalf. We do not reimburse our Manager for the compensation paid to our chief executive officer, Elias J. Sabo. We do, however, pay our
2023 PROXY STATEMENT 32

Manager a quarterly management fee and our Manager uses the proceeds from the management fee to pay employees performing services on our behalf, to cover the Manager’s operating expenses and to pay distributions to Mr. Sabo in respect of his equity ownership interest in and role as the managing member of our Manager.
During the fiscal year ended December 31, 2022, we incurred approximately $63.6 million of management fees under the Management Services Agreement, approximately $56.6 of which were paid by the Company and $7.0 million of which were paid by subsidiaries pursuant to offsetting management agreements. For a discussion of the terms of our Management Services Agreement, see the section titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Contractual Arrangements with Related Parties – Management Services Agreement.” The Company, after due consultation with the Manager, has the right to request that the Manager replace any individual seconded to the Company, including, without limitation, Mr. Sabo as the Company’s chief executive officer, subject to the terms and conditions of the Management Services Agreement and the LLC Agreement. We regularly communicate with our shareholders regarding our executive compensation practices.
Pursuant to the Management Services Agreement, we reimburse our Manager for the compensation paid to our chief financial officer, Ryan J. Faulkingham. Such reimbursement is approved by the Company’s compensation committee, which is comprised solely of independent directors. The terms and conditions of Mr. Faulkingham’s employment are governed by an employment agreement between Mr. Faulkingham and our Manager. A description of Mr. Faulkingham’s compensation is set forth below. The Company’s Board and compensation committee also oversee the calculation and payment of the management fee paid to our Manager.
The discussion below relates to the compensation policies and philosophy for Mr. Faulkingham only, as the services performed by the Company’s chief executive officer are provided at the cost of the Manager and are not reimbursed by the Company.
Shareholder Engagement
A majority of our shareholders have approved, on an advisory basis, the executive compensation of our named executive officers (Say-on-Pay), since the inception by us of an advisory vote regarding the executive compensation of our named executive officer. In 2022, we received 83.77% support on our advisory Say-on-Pay vote. Over the past few years, we have steadily increased our shareholder outreach efforts on topics including executive compensation and our management structure, and we have initiated communications with certain institutional shareholders to better understand the reasons behind certain votes and address any shareholder concerns. In addition, to improve our ability to reach smaller investors, we have engaged an additional third-party investor relations firm to assist with, among other things, continuing shareholder engagement. The Company intends to continue engaging directly with shareholders on these topics.
Elements of Our Executive Compensation and How Each Relates to Our Overall Compensation Objectives
Mr. Faulkingham’s employment agreement provides that his annual compensation is to be paid through a combination of a base salary and an annual cash bonus. Both elements are designed to be competitive with comparable employers in our industry and intended to provide incentives and reward Mr. Faulkingham for his contributions to the Company.
Objectives of Our Executive Compensation and What it is Designed to Reward
The primary objective of the aforementioned elements of our executive compensation is to attract and retain a qualified and talented individual to serve as chief financial officer. Through payment of a competitive base salary, we recognize particularly the experience, skills, knowledge and responsibilities required of the chief financial officer position. An annual cash bonus is designed to reward our chief financial officer's individual performance during the year and can therefore be variable from year to year.
How We Determine the Amount of Each Element of Executive Compensation for our Chief Financial Officer
To determine the amount of our chief financial officer’s compensation, we consider competitive market practices by reviewing publicly available information across our industry and related industries. Mercer (USA) Inc., a third-party consulting firm, was engaged by the Company in early 2023 to provide executive compensation benchmarking services with respect to the compensation of our chief financial officer. Mercer provided a peer analysis but did not make specific compensation recommendations. When establishing Mr. Faulkingham’s 2023 base salary, the compensation committee and management considered several factors including: his seniority, the functional role of his position, the level of his responsibility, the ability to replace him, and his base salary during the prior year. The compensation committee also considered feedback received from our shareholders who engage in regular communications with our management team, the most recent advisory votes on executive compensation, which were supported by a majority of our
33 COMPASS DIVERSIFIED

shareholders in each of fiscal years 2022, 2021 and 2020, and whether such compensation continues to achieve the objective of appropriately rewarding our chief financial officer for his contributions to our business, including its growth and profitability.
Our chief financial officer’s compensation is reviewed on an annual basis. Factors considered in determining increases to our chief financial officer salary level are the employment market for chief financial officers of public entities comparable to the Company in size and industry, the breadth and scope of the responsibilities of the chief financial officer within our organization, his performance in prior years (as assessed by our compensation committee in accordance with the factors outlined below) and the retention of our chief financial officer. We expect the salary of our current chief financial officer, Mr. Faulkingham, to increase annually with adjustments largely reflecting additional responsibilities assumed, growth of the Company and the related increase in the complexity of the position of chief financial officer within our organization, to appropriately reward Mr. Faulkingham for his contributions to our growth and profitability, thereby retaining his services and to compensate for cost-of-living increases.
The annual cash bonus element of our executive compensation policy is determined on a discretionary basis and is largely based upon the job performance of our chief financial officer in completing his responsibilities. In determining the amount of Mr. Faulkingham’s annual cash bonus, our compensation committee assesses his performance in respect of: (i) the nature and quality of the internal and financial reporting controls; (ii) management of the Company’s financial accounting staff; (iii) the performance of the Company’s financial accounting function and its ability to perform assigned tasks on a timely basis; (iv) his and the financial accounting staff’s interactions with the Company’s outside independent auditors on the strength of the controls environment, the strength of the Company’s finance function generally and the level of cooperation received by such independent auditors in the conduct of the Company’s audit; (v) his and the financial accounting staff’s interaction with the management of our subsidiary businesses; and (vi) his lead role in capital raises and in investor relations. Our chief financial officer’s bonus is not based upon the performance of the Company and is unrelated to the amount of his base salary.
2023 PROXY STATEMENT 34

Summary Compensation Table – Fiscal Year 2022
The following Summary Compensation Table summarizes the total compensation accrued for our named executive officer(s) in each of 2022, 2021 and 2020 and should be read in conjunction with the Compensation Discussion and Analysis.
		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Elias J. Sabo(1) (2) Chief Executive Officer	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—
Ryan J. Faulkingham(2) Chief Financial Officer	2022	459,000	556,000	—	—	—	—	57,780 (3)	1,072,780
	2021	450,000	540,000	—	—	—	—	53,399 (3)	1,043,399
	2020	450,000	525,000	—	—	—	—	51,683 (3)	1,026,683
(1)
Mr. Sabo, our chief executive officer, is seconded to us by our Manager and does not receive compensation for his services directly from us. We pay our Manager a quarterly management fee and Mr. Sabo, as an equity member of our Manager, receives periodic cash distributions from our Manager after payment of operating costs, compensation and other expenses related to our Manager's employees and its other members. The amount of such distribution is derived by the Manager and is not within our control. Accordingly, no compensation information for Mr. Sabo is reflected in the above summary compensation table. We incurred approximately $63.6 million, $47.4 million, and $34.2 million of management fees under the Management Services Agreement during each of 2022, 2021, and 2020, respectively, the payments made by the Company of such management fees in each year were reduced dollar-for-dollar by approximately $7.0 million, $6.2 million, and $5.3 million respectively, due to offsetting management fees paid by our subsidiaries under offsetting management services agreements with our Manager during each of 2022, 2021, and 2020, respectively. See the sections titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Contractual Arrangements with Related Parties – Management Services Agreement” and “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Contractual Arrangements with Related Parties – Offsetting Management Services Agreements” for additional information about the Management Services Agreement and offsetting management services agreements.

(2)	Mr. Sabo and Mr. Faulkingham do not participate in any Company sponsored stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans.
(3)	Includes the following payments paid on behalf of Mr. Faulkingham:
	Healthcare Contributions	Insurance Premiums	401-K Contributions	Total
Year	($)	($)	($)	($)
2022	29,847	3,533	24,400	57,780
2021	26,888	3,311	23,200	53,399
2020	25,546	3,337	22,800	51,683
35 COMPASS DIVERSIFIED

Grants of Plan-Based Awards
None of our named executives participate in or have account balances in any plan-based award programs.
Employment Agreements
Employment Agreement with Ryan J. Faulkingham. During fiscal year 2013, our Manager entered into an employment agreement with Mr. Faulkingham. The Manager has seconded Mr. Faulkingham to the Company to act as its chief financial officer.
During fiscal year 2022, Mr. Faulkingham received base salary in the amount of $459,000 per annum. Mr. Faulkingham’s base salary will be increased to $474,000 per annum for fiscal year 2023, as recommended by the Manager and ratified and approved by the Company’s compensation committee during its February 15, 2023 meeting. The Manager has the right to increase, but not decrease, Mr. Faulkingham’s base salary during the term of his employment agreement. The employment agreement with our Manager provides that Mr. Faulkingham is entitled to receive an annual bonus as determined in the sole judgment of our Manager, subject to ratification and approval of the reimbursement of such amount by the compensation committee of our Board. The employment agreement prohibits Mr. Faulkingham from (i) competing with the Company or the Manager, and (ii) soliciting any of the Manager’s or the Company’s employees for a period of one year after the termination of his employment. The employment agreement also requires that Mr. Faulkingham protect the Company’s confidential information.
Share Ownership Guidelines
Our Board believes that non-employee directors of the Company should own meaningful amounts of the common shares of the Trust to promote a long-term perspective and confidence in the Company and to ensure alignment with shareholders, capital markets and public interests. To meet this objective, in February of 2023 the Board established Share Ownership Guidelines for non-employee directors, under which each non-employee director is expected to acquire and continue to hold during his or her term as a director of the Company common shares of the Trust having a value equal to five times such director’s annual cash retainer, rounded up to the nearest 500 shares (the “Ownership Requirement”). Non-employee directors are required to achieve the applicable Ownership Requirement within five years after their first full year of service on the Board. If the Ownership Requirement is changed or reset, the applicable non-employee directors are required to achieve the appliable
Ownership Requirement within five years of any such change to the Ownership Requirement. Shareholdings that count towards the Ownership Requirement include shares held directly by the non-employee director, shares held by his or her spouse or dependent children, and shares held in trust for the economic benefit of the non-employee director or his or her spouse or dependent children.
Our nominating and corporate governance committee oversees compliance with the Share Ownership Guidelines and the Board may amend the Share Ownership Guidelines as it deems necessary or appropriate.
Compliance with the Ownership Requirement will be measured annually beginning the first full year following adoption of the Share Ownership Guidelines.
Anti-Hedging and Anti-Pledging Policy
To prevent speculation or hedging of executive officers’ and directors’ interests in our equity, the Compass Diversified Holdings, Compass Group Diversified Holdings LLC (Including Subsidiaries) and Compass Group Management LLC Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures, which we refer to as our “Insider Trading Policy”, prohibits short sales, hedging transactions and short-term trading (unless pursuant to stock option exercises or other employee benefit plan acquisitions) of CODI stock, and the purchase or sale of options, puts, calls, exchange-traded options, or any derivative security that has similar characteristics, by our executive officers and directors. Our Insider Trading Policy also requires our executive officers and directors to obtain prior written approval from our compliance officer before holding our securities in a margin account or pledging our securities as collateral for a loan. None of our executive officers or directors hold our securities in a margin account or have pledged our securities as collateral for a loan. The 229,601 shares owned by our Manager were purchased by it on the open market and are pledged as collateral to Bank of America, N.A., pursuant to a loan agreement entered into by our Manager as of January 4, 2019, as amended, modified or restated from time to time. Mr. Sabo is the managing member of our Manager; however, Mr. Sabo disclaims beneficial ownership of the Manager’s shares, except to the extent of his pecuniary interest.
Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested
None of our named executives have ever held options to purchase interests in us or other awards with values based on the value of our interests.
2023 PROXY STATEMENT 36

Pension Benefits
None of our named executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executives participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments upon Termination or Change-in-Control
The following summarizes potential payments payable to our named executive officers upon termination of employment or a change-in-control.
EMPLOYMENT AGREEMENT WITH RYAN J. FAULKINGHAM
Pursuant to his employment agreement, if Mr. Faulkingham is terminated (i) by the Manager other than for death or disability or for “proper cause” or (ii) by Mr. Faulkingham for “good reason,” the Manager shall pay Mr. Faulkingham all amounts to which he may be entitled up to the termination date. Conditioned upon Mr. Faulkingham’s execution (and, if applicable, non-revocation) of a full waiver and release of all claims against the Manager and its affiliates and their respective officers, directors, shareholders, employees and agents containing standard terms for such an agreement, the Manager shall, within forty-five (45) days after the date of termination, pay Mr. Faulkingham, in a lump sum, less legally required withholdings, an amount equal to Mr. Faulkingham’s base salary rate at the termination date plus the discretionary bonus, if any, paid to Mr. Faulkingham for the immediately preceding year. Were such a circumstance and subsequent execution of a full release and waiver to occur on December 31, 2023, Mr. Faulkingham would have been entitled to receive $1,030,000.
If Mr. Faulkingham terminates his employment for other than “good reason” or if the Manager terminates his employment for “proper cause”, Mr. Faulkingham’s only rights and benefits are to receive (i) base salary compensation accrued through the termination date, and (ii) unpaid reimbursable expenses incurred for the benefit of the Manager prior to the termination date.
In Mr. Faulkingham’s employment agreement “proper cause” is defined to mean: (a) any breach by Mr. Faulkingham of any material provision of the employment agreement; (b) an act of dishonesty, gross negligence or willful misconduct, or a willful or reckless violation of a material regulatory requirement, or of any material written policy or procedure applicable to the Company, the Manager or its affiliates by Mr. Faulkingham, if such act has a material adverse impact on the financial interests or business reputation of the Company, the Manager or its affiliates; (c) any breach of Mr. Faulkingham’s duty of loyalty or other fiduciary duties to the Company, the Manager or its affiliates; (d) a willful failure of Mr. Faulkingham to follow the reasonable directives of the managing member of the Manager or the Board of Directors of the Company pertaining to legal compliance or audits of the Company, the Manager or its affiliates; (e) Mr. Faulkingham’s conviction of, or plea of nolo contendere to, a crime which the Manager reasonably determines materially and adversely affects the reputation of the Company, the Manager or any of its affiliates or Mr. Faulkingham’s ability to perform the services required under the employment agreement; or (f) the commission of an act of fraud, embezzlement, or misappropriation by Mr. Faulkingham with respect to his relations with the Company, the Manager or any of their respective employees, customers, agents, or representatives.
“Good reason” is defined in Mr. Faulkingham’s employment agreement to mean: (a) a breach by the Manager of any of the material provisions of the employment agreement that is not remedied; (b) a material diminution in Mr. Faulkingham’s duties, authority, and responsibilities other than changes (i) to which Mr. Faulkingham has consented; or (ii) that have been eliminated or cured; or (c) the relocation without Mr. Faulkingham’s consent of his principal place of employment more than sixty (60) miles from the Manager’s Westport, Connecticut or Costa Mesa, California locations.
CEO Pay Ratio
Our chief executive officer and chief financial officer are employees of our Manager and have been seconded to us to perform services on our behalf, as more fully described in the Management Services Agreement between the Company and its Manager. The Company does not compensate its chief executive officer for the services that he provides to the Company as chief executive officer. Rather, a management fee is paid to our Manager quarterly in respect of the services it performs for the Company pursuant to the Management Services Agreement and the Manager allocates a portion of such management fee to cover the Manager’s operating costs, overhead and other expenses, including the costs and expenses related to the compensation of all of the Manager’s personnel, other than the chief financial officer and the chief financial officer’s staff. The costs and expenses related to the compensation of our chief financial officer and the chief financial officer’s staff paid by our Manager are reimbursed by the Company. Our chief executive officer, as an owner of equity of the Manager, receives certain distributions from the Manager, along with the other equity owners of the Manager, after payment by the Manager of the aforementioned costs and expenses. As the chief executive officer receives no compensation from the Company for his services, it is not possible to calculate a CEO Pay Ratio.
37 COMPASS DIVERSIFIED

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer “PEO” and “compensation actually paid” to our non-PEO named executive officers “NEOs”, and the financial performance of the Company during the years ended December 31, 2022, 2021 and 2020, respectively, in each case calculated in a manner consistent with SEC rules. This section should be read in conjunction with the Compensation Discussion and Analysis “CD&A”, which includes additional discussion of the objectives of our executive compensation for our named executive officer(s) and how it aligned with the Company’s financial and operational performance.
Included in the table below is the annual compensation paid to our named executive officer(s) and our financial performance for each of the three previous fiscal years.
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)	Average summary compensation table total for non-PEO NEOs(2)(3)	Average compensation actually paid to non-PEO NEOs(3)	Value of initial fixed $100 investment based on:		Net income in (000’s)
					Total shareholder return(4)	Peer group total shareholder return(5)
2022	—	—	$1,072,780	$1,072,780	$90.35	$107.05	$51,438
2021	—	—	$1,043,399	$1,043,399	$145.03	$122.65	$126,809
2020	—	—	$1,026,683	$1,026,683	$84.50	$97.82	$27,197
(1)
Mr. Elias J. Sabo, our chief executive officer, is seconded to us by our Manager and does not receive compensation for his services directly from us. We pay our Manager a quarterly management fee and Mr. Sabo, as an equity member of our Manager, receives periodic cash distributions from our Manager after payment of operating costs, compensation and other expenses related to our Manager's employees and its other members. The amount of such distribution is derived by the Manager and is not within our control. Accordingly, no compensation information for Mr. Sabo is reflected in the “summary compensation table total for PEO” or the “compensation actually paid to PEO” columns.

(2)
Mr. Ryan J. Faulkingham, our chief financial officer, was the Company’s only non-PEO named executive officer for the periods reported in this table. Accordingly, the amounts reported in these columns reflect the summary compensation table totals and the compensation actually paid to Mr. Faulkingham for the years 2022, 2021, and 2020, respectively.

(3)
Mr. Faulkingham does not participate in any defined benefit or actuarial pension plans, or any Company sponsored stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans. Therefore, the compensation actually paid to Mr. Faulkingham was equal to his summary compensation table totals for each of 2022, 2021, and 2020, respectively.

(4)
Our total shareholder return assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which total shareholder return is depicted.

(5)	Represents total shareholder return for NYSE Financial Sector Index.
Most Important Performance Measures

For the fiscal year ended December 31, 2022, the Company did not compensate its PEO and the Company did not rely on any performance measures to link the compensation of its chief financial officer, the Company’s only non-PEO named executive officer, to the performance of the Company, as described in our CD&A on pages 30 and 31 of this Proxy Statement. Accordingly, there are no performance measures that could be included in a tabular list or from which a “company selected measure” would be determined for disclosure in the above table.
2023 PROXY STATEMENT 38

Comparison of Total Shareholder Return to Peer Group Total Shareholder Return

Total Shareholder Return: CODI vs. Peer Group
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 investment
$160
$140
$120
$100
$80
$60
$40
$20
$0
2019
2020
2021
2022
CODI
Peer Group

Our Company TSR was below the TSR of our peer group for fiscal year 2020. During fiscal year 2021, our Company TSR exceeded the TSR of our peer group. Both our Company TSR and the peer group TSR for 2022 were negatively affected by the general market decline in stock prices during 2022.
39 COMPASS DIVERSIFIED

Relationship Between Total Shareholder Return and Compensation Actually Paid

CODI TSR vs. CAP PEO and NEOs
CODI CAP PEO NEO in dollars
CODI TSR in dollars
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$145.03
$90.35
$84.50
$0
$0
$0
2022
2021
2020
NEO
PEO
CODI TSR

Although the Company did not rely on any performance measures to link the compensation of its chief financial officer, the Company’s only non-PEO named executive officer, to the performance of the Company, the above table illustrates the relationship between the compensation actually paid during fiscal years 2020, 2021, and 2022, respectively, to our named executive officer versus the Company’s total shareholder returns during the same period. As described in our CD&A, during fiscal years 2020, 2021, and 2022 the Company did not compensate our PEO.
2023 PROXY STATEMENT 40

Relationship Between Compensation Actually Paid and Net Income

Net Income vs CAP PEO and NEOs
CODI CAP PEO NEO Compensation in dollars
Net Income in thousands
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$126,809
$51,483
$27,197
$0
$0
$0
2022
2021
2020
NEO
PEO
Net Income

Although the Company did not rely on any performance measures to link the compensation of its chief financial officer, the Company’s only non-PEO named executive officer, to the performance of the Company, the above table illustrates the relationship between the compensation actually paid during fiscal years 2020, 2021, and 2022, respectively, to our named executive officer versus net income during the same period. As described in our CD&A, during fiscal years 2020, 2021, and 2022 the Company did not compensate our PEO.
Relationship Between Compensation Actually Paid Versus Company Selected Measure

As noted above, for the fiscal year ended December 31, 2022, the Company did not compensate its PEO and the Company did not rely on any performance measures to link the compensation of its chief financial officer, the Company’s only other named executive officer, to the performance of the Company. Accordingly, a description regarding the relationship between the compensation actually paid versus the “company selected performance measure” is not provided. Information regarding the compensation of our named executive officer is set forth in our Compensation Discussion and Analysis on pages 30 and 31 of this Proxy Statement.
41 COMPASS DIVERSIFIED

Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s 2023 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s 2023 Proxy Statement.
Members of the Compensation Committee
Harold S. Edwards, Chair
Alexander S. Bhathal
Gordon M. Burns
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.
2023 PROXY STATEMENT 42

43 COMPASS DIVERSIFIED

Our Auditors
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
GENERAL
Our Board has recommended and asks that you ratify the appointment of Grant Thornton LLP as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2023. You would be so acting based on the recommendation of our audit committee.
Grant Thornton LLP was appointed by our audit committee to audit the annual financial statements of the Company and the Trust for the fiscal years ended December 31, 2022 and December 31, 2021, respectively. Based on its past performance during these audits, the audit committee of the Board has appointed Grant Thornton LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2023. Grant Thornton LLP is a registered public accounting firm. Information regarding Grant Thornton LLP can be found at: www.grantthornton.com.
The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP. If you do not ratify the appointment of Grant Thornton LLP, our Board will reconsider its appointment of Grant Thornton LLP and may, in its sole discretion, make a new proposal for independent auditor.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
FEES
The chart below sets forth the total amount billed to us by Grant Thornton LLP for services performed for fiscal years 2022 and 2021, respectively, and breaks down these amounts by category of service:
	2022	2021
Audit Fees(1)	$6,006,445	$5,269,551
Audit-Related Fees(2)	136,600	710,550
Tax Fees(3)	16,356	50,548
All Other Fees(4)	—	—
Total	$6,159,401	$6,390,648
(1)
“Audit Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of our consolidated financial statements included in our annual reports on Form 10-K and for the review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” are the aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” above.

(3)
“Tax Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, advice and planning. The 2022 and 2021 fees were rendered for general tax compliance advice for one or more Company subsidiaries.

PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has also delegated to the chair of the audit committee the authority to approve additional audit and non-audit services and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services, with subsequent ratification and approval by the audit committee. While all other audit-related, tax and other fees may be approved by the audit committee prospectively, the audit committee or its chair has pre-approved all of the services provided by Grant Thornton LLP since its engagement.
2023 PROXY STATEMENT 44

In making its recommendation to ratify the appointment of Grant Thornton LLP as the independent auditor for the fiscal year ending December 31, 2023, the audit committee has considered whether the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services do not interfere with Grant Thornton LLP’s independence.
Recommendation of the Board
Our Board recommends that you vote, based on the recommendation of the audit committee, FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2023.
45 COMPASS DIVERSIFIED

Audit Committee Report
Our audit committee is composed of three independent directors, all of whom are financially literate. In addition, the Board has determined that each of Ms. Shaffer, chair of the audit committee, and Mr. Bottiglieri qualifies as audit committee “financial expert” as defined by the SEC. The audit committee operates under a written charter, which reflects the NYSE listing standards and Sarbanes Oxley Act of 2002, as amended, requirements regarding audit committees. A copy of the current audit committee charter is available on the Company’s website at www.compassdiversified.com.
The audit committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the performance of our internal audit and control functions.
The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.
The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
The audit committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended December 31, 2022. The audit committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor the independent auditor’s independence. The audit committee also considered whether the non-audit services provided by Grant Thornton LLP to us during 2022 were compatible with its independence as auditor.
Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Members of the Audit Committee
Teri R. Shaffer, Chair
James J. Bottiglieri
Harold S. Edwards
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.
2023 PROXY STATEMENT 46

Our Shareholders
Share Ownership of Directors, Nominees, Executive Officers and Principal Shareholders
The following table sets forth information regarding the beneficial ownership of shares of Trust common stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of Trust common stock, each of our directors, nominees and executive officers, and our directors, nominees and executive officers as a group as of March 28, 2023, (except otherwise noted below) based on 72,202,729 shares issued and outstanding. All holders of shares of Trust common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Trust common stock. The voting rights attached to shares of Trust common stock held by our directors, director nominees, executive officers or major shareholders do not differ from those that attach to shares of Trust common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
5% Beneficial Owners:
CGI Diversified Holdings, LP(1)	7,942,974	11.0%
American Century Investment Management, Inc.(2)	6,447,346	8.92%
The Vanguard Group(3)	5,052,514	6.99%
Directors, Nominees and Executive Officers:
Alexander S. Bhathal	5,727	*
James J. Bottiglieri	83,094	*
Gordon M. Burns(4)	75,120	*
C. Sean Day(5)	631,382	*
Harold S. Edwards	71,416	*
Larry L. Enterline	18,502	*
Ryan J. Faulkingham(6)	21,841	*
Sarah G. McCoy(7)	33,297	*
Teri R. Shaffer	2,864	*
Elias J. Sabo(8)	815,150	*
Nancy B. Mahon(9)	-0-	*
All Directors, Nominees and Executive Officers as a Group	1,758,393	2.4%
*	Less than 1%.
(1)
The Trust common shares (the “Shares”) are owned directly by CGI Magyar Holdings, LLC, which is owned by Anholt Services (USA), Inc., and CGI Diversified Hungary Kft. Anholt Services (USA), Inc. is owned by Anholt Investments Ltd. (formerly known as Compass Group Investments, Ltd.). CGI Diversified Hungary Kft. is owned by CGI Diversified Holdings, LP. CGI Diversified Holdings, LP is owned by Anholt Investments Ltd., its sole limited partner, and Navco Management, Ltd., its general partner. Anholt Investments Ltd. and Navco Management, Ltd. are wholly owned by Kattegat Limited, a Bermudian exempt company with its principal offices at Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08, Bermuda. Kattegat Limited was formed for the purpose of holding and managing the endowed assets of The Kattegat Trust and is wholly owned by The Kattegat Trust. The Kattegat Trust is a Bermudian charitable trust, engaged in the principal business of distributing income for charitable purposes, with its principal offices at Wessex House, 5th Floor, 45 Reid St., Hamilton HM12. The trustee of The Kattegat Trust is Kattegat Private Trustees (Bermuda) Limited (the “Trustee”), a Bermudian trust company with its principal offices at Wessex House, 5th Floor, 45 Reid St., Hamilton HM12. Path Spirit Limited is the trust protector for The Kattegat Trust. The Trustee is wholly owned by The Lund Purpose Trust, a Bermudian purpose trust with its principal offices at Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda, formed for the sole purpose of holding the shares of the Trustee. Anholt Investments

47 COMPASS DIVERSIFIED

Ltd., Navco Management, Ltd., Path Spirit Limited, Anholt Services (USA), Inc., CGI Diversified Hungary Kft. and CGI Magyar Holdings, LLC disclaim beneficial ownership of the Shares, except to the extent of their pecuniary interest therein. This information is based on a Form 4 filed by Anholt Investments Ltd. on March 20,2023 and a Form 13D/A filed by CGI Diversified Holdings, LP on May 5, 2022.
(2)
The address for American Century Investment Management, Inc. is 4500 Main Street 9th Floor, Kansas City, Missouri, 64111. This information is based on a Schedule 13G/A filed by American Century Investment Management, Inc. on February 8, 2023. American Century Investment Management, Inc. has sole dispositive power over 6,447,346 shares, shared dispositive power over 0 shares, sole voting power over 6,322,155 shares and shared voting power over 0 shares.

(3)
The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on a Schedule 13G/A filed by The Vanguard Group on February 9, 2023. The Vanguard Group has sole dispositive power over 4,979,364 shares, shared dispositive power over 73,150 shares, sole voting power over 0 shares and shared voting power over 42,040 shares.

(4)
21,503 of these shares are beneficially owned directly by Mr. Burns, 30,000 of these shares are beneficially owned by Mr. Burns through a trust settled by Mr. Burns’ spouse and 23,617 of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.

(5)	474,819 of these shares are beneficially owned directly by Mr. Day and 156,563 additional shares are beneficially owned by Mr. Day through the Day Family 2007 Irrevocable Trust.
(6)	787 of these shares are beneficially owned by Mr. Faulkingham and directly by Mr. Faulkingham’s spouse.
(7)	Ms. McCoy is not standing for re-election at the 2023 Annual Meeting.
(8)
229,601 of these shares are owned by our Manager, and Mr. Sabo is the managing and controlling member of our Manager. Mr. Sabo disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. The 229,601 shares owned by our Manager were purchased by it on the open market and are pledged as collateral to Bank of America, N.A., pursuant to a loan agreement entered into by or Manager as of January 4, 2019, as amended, modified or restated from time to time.

(9)	Ms. Mahon is a director nominee and currently owns no shares of the Company’s stock.
Series B Preferred
The following table sets forth information regarding the beneficial ownership of our Series B Fixed-to-Floating Rate Cumulative Preferred Shares (the “Series B”) by each of our directors and executive officers, and our directors and executive officers as a group as of March 28, 2023, based on 4,000,000 shares of Series B issued and outstanding. The Series B is not convertible into common stock and the holders of the shares of the Series B are only entitled to limited voting rights, as provided in the share designation. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Directors, Nominees and Executive Officers:
Gordon M. Burns(1)	23,297	*
All Directors, Nominees and Executive Officers as a Group	23,297	*
*	Less than 1%.
(1)	All of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.
Series C Preferred
The following table sets forth information regarding the beneficial ownership of our Series C Cumulative Preferred Shares (the “Series C”) by each of our directors and executive officers, and our directors and executive officers as a group as of March 28, 2023, based on 4,600,000 shares of Series C issued and outstanding. The Series C is not convertible into common stock and the holders of the shares of the Series C are only entitled to limited voting rights, as provided in the share designation. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Directors, Nominees and Executive Officers:
Gordon M. Burns (1)	2,500	*
All Directors, Nominees and Executive Officers as a Group	2,500	*
*	Less than 1%.
(1)	All of these shares are beneficially owned by Mr. Burns through the Gordon M. Burns 2009 Revocable Trust.
Company Two Class Equity Interests
The following table sets forth certain information as of March 28, 2023 regarding the beneficial ownership of the Company’s two classes of equity interests.
	Number of Interests(1)	Percent of Class
Sostratus LLC
Allocation interests(2)	1,000	100%
Trust interests	—	—
Compass Diversified Holdings(3)
Allocation interests	—	—
Trust interests	72,202,729	100%
(1)	Compass Group Diversified Holdings LLC has two classes of equity interests: allocation interests and trust interests.
(2)
Mr. Sabo may be deemed to be the beneficial owner of approximately 20% of the allocation interests as he indirectly shares in approximately 20% of the proceeds of distributions made with respect to the allocation interests.

2023 PROXY STATEMENT 48

Mr. Day may be deemed to be the beneficial owner of approximately 5% of the allocation interests as he indirectly shares in approximately 5% of the proceeds of distributions made with respect the allocation interests. Mr. Faulkingham may be deemed to be the beneficial owner of approximately 5% of the allocation interests as he indirectly shares in approximately 5% of the proceeds of distributions made with respect to the allocation interests.
(3)
Each beneficial interest in the Trust corresponds to one underlying trust interest of the Company. Unless the Trust is dissolved, it must always remain the sole holder of 100% of the trust interests and the Company will have outstanding the identical number of trust interests as the number of outstanding shares of stock of the Trust. As a result of the corresponding interests between shares of stock of the Trust and trust interests, each holder of shares identified in the table above relating to the Trust is deemed to beneficially own a correspondingly proportionate interest in the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
There are no securities currently authorized for issuance under an equity compensation plan.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC. Based solely upon our review of such forms (and amendments thereto) furnished to us during fiscal year 2022, and upon representations received by us from certain of our directors, and executive officers, we believe that our directors, executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities complied with all Section 16(a) filing requirements on a timely basis during fiscal year 2022.
Shareholder Proposals for the 2024 Annual Meeting of Shareholders
To be considered for inclusion in our proxy statement for the 2024 annual meeting of shareholders, shareholder proposals must be received by the Company no later than December 14, 2023. In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders.
With respect to shareholder proposals not wishing to be included in Company-sponsored proxy materials, but rather to be brought as business at the annual meeting, our governing documents prescribe certain advance notice procedures independent of the notice requirement and deadline described above. To be timely, a shareholder’s notice is required to be delivered to the Secretary not less than 120 days and no more than 150 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our governing documents, a proposal for the 2024 annual meeting not included by or at the direction of the Board must be received no earlier than December 27, 2023 and no later than January 26, 2024. Shareholder proposals should be sent to the Secretary at Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations.
See the section titled “BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES – Shareholder Nominations of Directors” for a discussion of shareholders’ ability to nominate directors. In addition to satisfying the foregoing notice requirements under our governing documents, to comply with the universal proxy rules shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.
United States Securities and Exchange Commission Reports
Copies of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, are available to shareholders free of charge on our website at www.compassdiversified.com under the caption “CODI Investor Relations — Financials & Filings” or by writing to us at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations. Alternatively, a copy of such Annual Report on Form 10-K will also be available to shareholders free of charge on a website maintained by Broadridge Financial Solutions, Inc. and may be viewed at http://materials.proxyvote.com/20451Q.
Other Matters
We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.
49 COMPASS DIVERSIFIED

Delivery of Documents to Shareholders Sharing an Address
We and some brokers have adopted “householding,” a procedure under which shareholders who have the same address will receive a single set of Proxy Materials, unless one or more of these shareholders provides notice that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate set of these Proxy Materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your written or verbal request.
Any shareholders of record who share the same address and currently receive multiple copies of Proxy Materials who wish to receive only one copy of these materials per household in the future may contact Broadridge at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.
2023 PROXY STATEMENT 50

Information Regarding Annual Meeting
COMPASS DIVERSIFIED HOLDINGS
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
301 Riverside Avenue, Second Floor Westport, Connecticut 06880
Proxy Statement for Annual Meeting of Shareholders
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors, the “Board”, of Compass Group Diversified Holdings LLC, a Delaware limited liability company, the “Company”, for the 2023 Annual Meeting of Shareholders, which we refer to as the “Annual Meeting”, of Compass Diversified Holdings, the “Trust”, to be held on Thursday, May 25, 2023 at 12:00 p.m., Eastern Time, via live audio webcast, and for any adjournment(s) or postponement(s) thereof. The notice of Annual Meeting, Proxy Statement and proxy are first being mailed or provided to shareholders on or about April 12, 2023. The Annual Meeting will be a completely virtual meeting.
Purpose of Meeting
As described in more detail in this Proxy Statement, the Annual Meeting is being held for the following purposes:
•	to elect eight (8) directors named in the Proxy Statement to serve for a one-year term expiring at the 2024 Annual Meeting of Shareholders;
•	to approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”);
•	to conduct an advisory vote on whether the shareholder advisory vote on executive compensation should occur every one, two or three years (“Frequency of Say-on-Pay Vote”);
•
to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2023; and

•	to transact such other matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
Attending and Voting at the Annual Meeting
Broadridge Financial Solutions, Inc., which we refer to as “Broadridge”, has been selected as our inspector of election. As part of its responsibilities, Broadridge is required to independently verify that you are a shareholder of the Trust eligible to attend the Annual Meeting, and to determine whether you may vote at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.
NOTICE AND ACCESS
The Securities and Exchange Commission, which we refer to as the SEC, has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability, to shareholders in lieu of a paper copy of the Proxy Statement and related materials and the Company’s Annual Report to Shareholders, which we refer to as the “Proxy Materials.” The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 25, 2023:

The Proxy Materials are available at www.proxyvote.com.	Enter the 16-digit control number located on the Notice of Internet Availability or proxy card.
51 COMPASS DIVERSIFIED

VOTING BY PROXY
If at the close of business on March 28, 2023, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CODI2023 when you enter the control number that appears on the proxy card or the Notice of Internet Availability that have been provided to you. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in this proxy statement.
If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Time, on May 24, 2023 to be counted.
To vote by proxy:
BY INTERNET
•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit control number included on your proxy card or Notice of Internet Availability to vote online.
BY TELEPHONE
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit control number included on your proxy card or Notice of Internet Availability in order to vote by telephone.
BY MAIL
•	If you received paper copies of the Proxy Materials, mark your selections on the proxy card that accompanies this proxy statement.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope provided to you.
ELECTRONICALLY ATTENDING THE SPECIAL MEETING
The Annual Meeting is being hosted via live audio webcast. There will not be a traditional in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Any shareholder can attend the Annual Meeting via live audio webcast at www.virtualshareholdermeeting.com/CODI2023.
•	We encourage you to access the Annual Meeting online prior to its start time.
•	The Annual Meeting starts at 12:00 p.m., Eastern Time on Thursday, May 25, 2023.
•	Shareholders may vote and electronically submit questions while attending the Annual Meeting on the live audio webcast.
•	Please have the control number that appears on the proxy card or Notice of Internet Availability that you have been provided in order to join the Annual Meeting.
•	Instructions on how to attend and participate via live audio webcast are posted at www.virtualshareholdermeeting.com/CODI2023.
•
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Appointment of Proxy
Shareholders of Record We encourage you to appoint a proxy to vote on your behalf by submitting a proxy via the Internet or telephone or, if you received paper copies of the Proxy Materials, by promptly submitting the enclosed proxy card, which is solicited by the Company’s Board, and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to submit a proxy regardless of whether you will electronically attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.
2023 PROXY STATEMENT 52

PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR VOTE BY TELEPHONE OR ONLINE, NO LATER THAN 11:59 P.M., EASTERN TIME, ON MAY 24, 2023. IF WE DO NOT RECEIVE YOUR PROXY CARD OR VOTE BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ELECTRONICALLY ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The persons named in the proxy card are officers of the Company and have been designated as proxies by our Board. These designated proxies will vote as directed by the completed proxy card.
If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see the section titled “Revocation of Proxy” below for more information.
Beneficial Owners If you hold your shares in street name, these Proxy Materials are being forwarded to you by your bank, broker or their appointed agent. If you requested printed copies of these Proxy Materials, you should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. You may also request a legal proxy from your bank or broker to vote electronically at the Annual Meeting.
VOTING BY THE DESIGNATED PROXIES
The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the designated proxies in accordance with the recommendations of our Board. Our Board recommends:
•	a vote FOR ALL eight director nominees to the Company’s board of directors for a one-year term ending at the 2024 Annual Meeting of Shareholders (Proposal 1);
•
a vote FOR the approval, on a non-binding and advisory basis, of the resolution approving the compensation of our named executive officer(s) as disclosed in the Proxy Statement (“Say-on-Pay Vote”) (Proposal 2);

•	a vote for the approval of the proposal that the shareholder advisory vote on executive compensation occur every 1 YEAR (“Frequency of Say-on-Pay Vote”) (Proposal 3); and
•
a vote FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2023 (Proposal 4).

If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.
REVOCATION OF PROXY
You may revoke or change your proxy before the Annual Meeting by:
Any written notice of revocation must be sent to the attention of Carrie W. Ryan, Secretary, Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880 or by facsimile to (203) 221-8253.
Approval of Proposals and Solicitation
Each shareholder who owned shares of Trust common stock on March 28, 2023, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each such share of Trust common stock. On March 28, 2023, we had 72,202,729 shares of Trust common stock issued and outstanding that were held by approximately 45,541 beneficial holders and 14 record holders
QUORUM
Under the terms of the Third Amended and Restated Trust Agreement of the Trust, dated August 3, 2021, which we refer to as the “Trust Agreement” and the LLC Agreement, the shareholders present in person or by proxy holding a majority of the then outstanding voting shares of the Trust common stock entitled to vote shall constitute a quorum at a meeting of the Trust’s shareholders. The Series A Trust Preferred Interests, the Series B Trust Preferred Interests and the Series C Trust Preferred Interests, are not considered outstanding voting shares of the Trust for purposes of the Annual Meeting. Accordingly, holders of shares of Trust common stock are the only shareholders entitled to vote at the Annual Meeting. For purposes of determining the presence of a quorum, shares of Trust common stock that are represented by broker non-votes and/or represented by proxies that are marked “abstain” or “withhold” will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the
53 COMPASS DIVERSIFIED

beneficial owner. Proposals 1, 2 and 3 described in this proxy are non-discretionary items and Proposal 4 described in this proxy is a discretionary item. Broker non-votes will not be counted or deemed to be present in person or by proxy and entitled to vote for the purpose of determining whether our shareholders have approved a matter
If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of the outstanding Trust common shares entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.
APPROVAL OF PROPOSALS
Proposal 1
Assuming the presence of a quorum, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. No shareholder shall be permitted to cumulate votes for the election of directors. The election of directors is a non-discretionary item and brokers may not vote on Proposal 1 without specific voting instructions from beneficial owners, resulting in a broker non-vote. Broker non-votes and withheld votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy, and therefore, have no impact on Proposal 1.
Proposal 2
Assuming the presence of a quorum, the affirmative vote of a majority of the Trust common shares present (in person or by proxy) at the Annual Meeting and entitled to vote on the proposal is required to approve the shareholder advisory vote on executive compensation. Proposal 2 is a non-discretionary item and brokers may not vote on Proposal 2 without specific voting instructions from beneficial owners, resulting in a broker non-vote. An abstention is not counted toward the approval, and the effect of an abstention is the same as a vote “Against” the approval. Broker non-votes will have no impact on this proposal. Because the vote on Proposal 2 is advisory in nature, it will not be binding on the Board or the Company; however, the Board will consider the outcome of the vote, along with other factors, when making future decisions regarding the compensation of our named executive officer(s).
Proposal 3
Assuming the presence of a quorum, the frequency option in Proposal 3 receiving the highest number of votes cast will be determined to be the preferred frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of the named executive officer(s). Proposal 3 is a non-discretionary item and brokers may not vote on
Proposal 3 without specific voting instructions from beneficial owners, resulting in a broker non-vote. Broker non-votes and abstentions are not counted toward the preferred frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of the named executive officer(s), and, therefore, have no effect on Proposal 3. Because the vote on Proposal 3 is advisory in nature, it will not be binding on the Board or the Company; however, the Board will consider the outcome of the vote, along with other factors, when making future decisions regarding the frequency of which we solicit a shareholder advisory vote regarding the compensation of our named executive officer(s).
Proposal 4
Assuming the presence of a quorum, the affirmative vote of a majority of the Trust common shares present (in person or by proxy) at the Annual Meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for fiscal year 2023. An abstention is not counted toward the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for fiscal year 2023, and the effect of an abstention is the same as a vote “Against” the ratification. Ratification of this appointment is a discretionary item upon which your bank or broker has the authority to vote uninstructed shares. Should your broker not indicate their vote relating to the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for fiscal year 2023, but otherwise appoint the proxies, your shares will be voted “For” the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for fiscal year 2023.
Except for certain business combinations, as such term is defined in the Trust Agreement, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding Trust shares entitled to vote present (in person or represented by proxy) at the Annual Meeting. A broker non-vote will also not be counted as a vote cast for any other proposal that properly comes before the Annual Meeting.
As required by the Company’s LLC Agreement and Trust Agreement, immediately following the tabulation of votes cast at the Annual Meeting, the Trust, as the sole owner of the Company’s Trust Interests, will vote such Trust Interests for the election of directors in the same proportion as the holders of Trust common stock. Consequently, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected by the Trust to serve as a director of the Company until the Company’s 2024 annual meeting of shareholders.
2023 PROXY STATEMENT 54

All votes will be tabulated by Broadridge, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
SOLICITATION OF PROXIES
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this Proxy Statement and the proxy card. We have also retained Broadridge to distribute copies of these Proxy Materials to banks, brokers, fiduciaries and custodians, or their agents holding shares in their names on behalf of beneficial owners so that they may forward these Proxy Materials to our beneficial owners.
We may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and/or employees of our Manager. We will not pay any additional compensation to these individuals for any such services.
55 COMPASS DIVERSIFIED

Marucci

BOA

Arnold Magnetics

Ergobaby

Lugano Diamonds

PrimaLoft

Velocity Outdoor

Altor Solutions

5.11

The Sterno Group

Compass Diversified
Headquarters
301 Riverside Ave, 2nd Floor
Westport, CT 06880
compassdiversified.com

© All trademarks belong to their respective owners. All rights reserved.
April 2023

CODI

COMPASS DIVERSIFIED
301 RIVERSIDE AVENUE, 2ND FLOOR
WESTPORT, CT 06880

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CODI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07377-P89582 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COMPASS DIVERSIFIED HOLDINGS

THE BOARD RECOMMENDS A VOTE "FOR ALL" OF THE DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 4 AND A VOTE OF "1 YEAR" FOR PROPOSAL 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Alexander S. Bhathal
02) James J. Bottiglieri
03) Gordon M. Burns
04) C. Sean Day
05) Harold S. Edwards
06) Larry L. Enterline
07) Nancy B. Mahon
08) Teri R. Shaffer

Proposal	1 Year	2 Years	3 Years	Abstain
3. To vote, on a non-binding and advisory basis, on how frequently the Company should seek the Say-on-Pay Vote ("Say-on-Frequency Vote").	☐	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 25, 2023:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V07378-P89582

Proxy

COMPASS DIVERSIFIED HOLDINGS

Annual Meeting of Shareholders on May 25, 2023 at 12:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Elias J. Sabo and Ryan J. Faulkingham, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Trust common stock of Compass Diversified Holdings that the undersigned is entitled in any capacity to vote if personally present at the 2023 Annual Meeting of Shareholders to be held virtually on May 25, 2023 at 12:00 p.m., Eastern Time, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR ALL OF THE NOMINEES TO BE ELECTED, FOR PROPOSALS 2 AND 4, 1 YEAR FOR PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE RETURN THIS PROXY CARD AFTER VOTING, SIGNING AND DATING IT OR VOTE BY TELEPHONE OR THE INTERNET.

Continued and to be signed on reverse side